U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

AMENDMENT #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OTISH RESOURCES, INC.

(Exact name of Small Business as specified in its charter)

DELAWARE	98-0393071
(State of Incorporation)	(I.R.S. Employer Identification No.)

#1000 355 BURRARD STREET

VANCOUVER, BC

(Address and Telephone Number of Registrant’s Principle

Executive Offices and Principle Place of Business)

STAN FORD

PRESIDENT

OTISH RESOURCES, INC.

#1000 355 BURRARD STREET

VANCOUVER, BC

604-687-5257

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

John Heskett

HESKETT & HESKETT

501 South Johnstone, Suite 501

Bartlesville, OK 74003

Telephone No: (918) 336-1773

Facsimile No: (918) 336-3152

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [ X ]

If this Form is filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__| If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ __ ]

CALCULATION OF REGISTRATION FEE

Title of each	Dollar	Proposed maximum	Proposed maximum
class of securities	amount to be	offering price	aggregate offering	Amount of
to be registered	Registered	per unit	price	registration fee

Common stock having	1,096,200.80	$ 0.20	$ 0.20	$138.89
a par value of $0.001
per share

(1)

This price was arbitrarily determined by Otish Resources, Inc.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY _____ 2004.

PROSPECTUS

OTISH RESOURCES, INC.

5,481,004 SHARES

COMMON STOCK

The selling shareholders named in this Prospectus are offering 5,481,004 shares of our common stock offered through this Prospectus. Otish Resources, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.20 per share.  Currently, our common stock is not trading on any public market or securities exchange.

The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 7 - 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is: July ___, 2004.

Summary Information and Risk Factors

Otish Resources, Inc., is a Delaware corporation that was formed in February, 2003.  We are an exploration stage company.  After careful research for potential of diamondiferous kimberlitic bodies, our President Mr. Ford decided to locate his efforts in the Otish Mountain Region of Quebec, Canada.  In less than ten years, Canada has developed as a major world supplier of diamonds. The first discovery and development of the Canadian diamond industry was in the Northwest Territories.  To date, diamonds have been found down-ice from Otish Mountain.  During December, 2002, two groups of claims were staked and later sold to us. We acquired an additional group of claims in July of 2003. The Company’s President commissioned reports to evaluate the area of the claims and to recommend an exploration program to explore mineral prospects including diamond bearing kimberlite bodies.  In order to write the report, old mine data and geological reports were compiled and a review of active mining operations in the region was conducted.  The reports included the initial prospecting and preliminary geological work proposed by the geologist.  It should be noted that as an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties and that further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.  Further, in the event that our initial exploration indicates that our properties have diamond bearing kimberlite materials, we would be required to spend substantial funds to further explore the quantity and quality of this material to see if a commercially viable mineral deposit exists.  If a commercially viable mineral deposit exists upon one or more properties, we will require additional funds in significant amounts to proceed with any development or mining activities.

We presently maintain our principal offices at #1000 355 Burrard Street, Vancouver, BC.  Our Phone number is 604-687-5257. Our Facsimile Number is 866-462-1321.

The Offering
Securities Being Offered	Up to 5,481,004 shares of our common stock.

Offering Price and	The offering price of the common stock
Alternative Plan of Distribution	is $0.20 per share. We intend to apply to the NASD Over-The-Counter
Bulletin Board to allow the trading of
our common stock upon our becoming
a reporting entity under the Securities
Exchange Act of 1934. If our common
stock becomes so traded and a market
for the stock develops, the actual price
of stock will be determined by
prevailing market prices at the time of
sale or by private transactions negotiated by the selling shareholders. The
Offering price would thus be determined
thus be determined by market factors
and the independent decisions of the
selling shareholders.

Minimum Number of Shares
to be sold in this Offering	None.

Securities Issued and
to be Issued	26,481,004 shares of our common stock
are issued and outstanding as of the date
of this Prospectus. All of the common
stock to be sold under this Prospectus
Will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from
the sale of the common stock by the
selling shareholders.

The following summary financial data should be read in conjunction with Management’s Discussion and Analysis or Plan of Operation and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

Balance Sheet Data	February 29, 2004

Cash	$ 28,596
Total Assets	$ 28,596
Liabilities	0
Total Stockholders' Equity	$ 2,648

Statement of Loss and Deficit	February 29, 2004

Revenue	Nil
Net Loss for the Period	$ (230,804)

RISK FACTORS

THE COMMON SHARES OFFERED ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating us and our business before purchasing any common shares.  Our actual results could differ materially from those anticipated as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to Otish Resources, Inc. and not the selling stockholders.

1.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated in February, 2003, as a small exploration stage company and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-

our ability to locate a profitable mineral property

-

our ability to generate revenues

-

our ability to raise the capital necessary to continue exploration and development of our mining properties.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

2.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR PROPOSED EXPLORATION PROGRAM AND EVEN AFTER COMPLETION WE WILL NOT KNOW IF WE HAVE A COMMERCIALLY VIABLE MINERAL DEPOSIT ON ONE OF OUR PROPERTIES WITHOUT THE EXPENDITURE OF SIGNIFICANT FUNDS.

We will need to raise additional funds through public or private debt or sale of equity to complete exploration on our properties.  This financing may not be available when needed.  Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to our interests with respect to dilution of book value, dividend preference, liquidation preference, or other terms.  Further, even if we completed the initial exploration program to identify a diamond deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.  Our inability to obtain financing would have a material adverse effect on our ability to implement our exploration strategy, and further determination of the commercial viability of any deposit of diamonds on our property.  As a result, this could require us to diminish or suspend or exploration strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate exploration programs.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

3.

WE ARE A SMALL EXPLORATION STAGE COMPANY AND MUST LIMIT OUR EXPLORATION PLAN BECAUSE WE DO NOT HAVE MUCH CAPITAL.

Because we do not have much capital, we must limit our exploration.  The costs associated with exploration are substantial.  We have only started initial exploration of one property and do not have the funds for further exploration before a final evaluation can be made as to the economic and legal feasibility before proceeding.  Our initial exploration activities would be considered minimal with the complete program of exploration being conducted over a minimum of at least two (2) years.  Because we may have to limit our exploration, we may not find diamond bearing kimberlite material even though our property may contain diamond bearing kimberlite material.

4.

WE WILL NOT RECEIVE ANY PROCEEDS AS A RESULT OF THE SALE OR PURCHASE OF SHARES UNDER THIS PROSPECTUS.

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

5

WE HAVE NO KNOWN ORE OR DIAMOND RESERVES AND WE CANNOT GUARANTEE WE WILL FIND ANY DIAMOND BEARING KIMBERLITES AND IN ALL PROBABILITY ANY FUNDS SPENT ON EXPLORAITON WILL BE LOST; IF WE FIND COMMERCIAL MINERALS, THERE CAN BE NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

We have not identified any diamondiferous kimberlite bodies on the properties and we cannot guarantee we will ever find any.  Because of the probability of an individual prospect ever having reserves is extremely remote in all probability our properties do not contain any reserves and any funds spent on exploration will probably be lost.  Even if we find that there is any diamondiferous kimberlite bodies on our property, we cannot guarantee that we will be able to recover the diamonds. Even if we recover diamonds, we cannot guarantee that we will make a profit.

6.

WEATHER INTERRUPTIONS IN THE PROVINCE OF QUEBEC MAY AFFECT AND DELAY OUR PROPOSED EXPLORATION OPERATIONS.

While we plan to conduct our exploration during the Summer and late Fall, it is possible that snow or rain could cause roads leading to our claims to be impassible. When roads are impassible, we will be unable to work and pursue exploration operations.

7.

IF WE FIND DIAMOND BEARING KIMBERLITE MATERIAL BUT DO NOT HAVE THE FUNDS TO PROCESS THE MATERIAL, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.

We may not have access to all of the supplies and materials we need to begin or commence additional exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as helicopters, bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials for exploration activities during the Summer of 2004.  We will attempt to locate products, equipment and materials after this offering during the Spring of 2004.  If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

8.

IF WE DO NOT FIND THIS DIAMONDIFEROUS KIMBERLITE OR WE CANNOT REMOVE THE DIAMONDS, EITHER BECAUSE WE DO NOT HAVE THE MONEY TO DO IT OR BECAUSE IT IS NOT ECONOMICALLY FEASIBLE TO DO IT, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.

We may not have enough money to complete our exploration and as a result may have to cease or suspend our operations.  If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In the event we need additional money and can not raise it, we will have to suspend or cease our operations.

9.

BECAUSE STAN FORD WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON SHARES AFTER THIS OFFERING AND WILL BE ABLE TO DECIDE WHO WILL BE OUR DIRECTORS, YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS.

Stan Ford owns 20,000,000 common shares and will continue to control us.  As a result, Stan Ford will be able to elect all of our Directors and control our operations. Therefore, your ability to cause a change in the course of our operations is eliminated.

As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the common shares you own because of the ineffective voting power. Mr. Ford’s majority ownership could adversely affect the value of your shares and prevent us from undergoing a change of control in the future.

10.

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK AND YOU MAY NOT BE ABLE TO RESELL YOUR COMMON STOCK.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your common shares. Our common shares have not been listed or quoted on any exchange or quotation system. If you do want to resell your common shares, you will have to locate a buyer and negotiate your own sale, if you want to resell your common shares. We currently intend to apply for a listing on the OTC Electronic Bulletin Board operated by the National Association of Securities Dealers.  There can be no assurance that a market maker will agree to file the necessary application documents nor that such application will be approved. If we are listed on the OTC Electronic Bulletin Board, there can be no assurance.  If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

11.

THE SELLING SHAREHOLDERS ARE OFFERING 5,481,004 SHARES OF OUR COMMON STOCK THROUGH THIS PROSPECTUS AND THE SALE OF THESE SHARES COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this Prospectus represent approximately 20% of the common shares outstanding as of the date of this Prospectus.  There can be no assurance that a regular trading market will develop or that if developed will be sustained. An investor may be unable to liquidate his investment in the absence of trading market.

12.

LOSS OF OUR PRESIDENT, STAN FORD, P.ENG., AND A KEY CONSULTANT SUCH AS GEORGE CARGILL, PHD.P.ENG., WILL BE DETRIMENTAL TO OUR BUSINESS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Stan Ford, P.Eng., our sole Officer and a Director of our Board, and George Cargill, Phd.P.Eng., our independent geologist.  The loss of services of Stan Ford or George Cargill, Ph.D.Eng., could have a material adverse effect on our business, financial condition or results of operation.

13

ONE OF OUR DIRECTORS WHO IS OUR SOLE OFFICER HAS A CONFLICT OF INTEREST IN THAT HE IS AN OFFICER AND DIRECTOR OF OTHER COMPANIES WHICH WILL PREVENT HIM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

One of our Directors who is our sole Officer, Stan Ford, has a conflict of interest in that he is an officer and director of other companies. Mr. Ford’s other activities will prevent him from devoting full-time to our operations. This will slow our operations and may reduce our financial results because of the slow down in operations.  Since 1990 to the present Mr. Ford has been the President and Chairman of the Board of Directors of Pallaum Minerals Ltd. and President and Director of International Royalties Corp.  Pallaum Minerals Ltd. is a public company and formerly traded on the TSX Venture Exchange.  International Royalties Corp. is a private company.  Mr. Ford does not expect to be able to devote more than forty (40) hours per month to our operations.

14.

WE DO NOT EXPECT TO PAY DIVIDENDS AND NONE ARE ANTICIPATED.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

15.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the “Penny Stock” Rules.

The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker- dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

-

Make a suitability determination prior to selling a penny stock to the purchaser;

-

Receive the purchaser’s written consent to the transaction; and

-

Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

16.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of Quebec as we carry out our exploration program.

We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

17.

WE WILL REQUIRE ADDITIONAL MANAGEMENT PERSONNEL WITH EXPERTISE IN MINING AND EXPLORATION IN ORDER TO ACHIEVE OUR BUSINESS OBJECTIVES.

We will require additional management, middle management and technical personnel who have previous expertise in mineral exploration in order to achieve our business objectives.  We may be unable to attract, assimilate or retain our highly qualified employees.  There is significant competition for qualified employees in the exploration industry.  If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected and you will lose your investment.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this Prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

Determination Of Offering Price

The $0.20 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock which was $0.20 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock following the effective date of the Prospectus.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this Prospectus are offering all of the 5,481,004 shares of common stock offered through this Prospectus.  Of the selling shareholders, twenty-five acquired their common stock pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.  The remaining selling shareholders acquired their common shares from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and completed on July 1, 2003;

The following table provides as of November 20, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered by each;

3.

the total number of shares that will be owned by each upon completion of the offering;

4.

the percentage owned by each upon completion of the offering; and

5.

the identity of the beneficial holder of any entity that owns the shares.

	Shares of Common	Percent of	Shares of	Shares of Common
Name of Selling Stockholder	Stock Owned Prior To Offering	Common Stock Owned Prior to Offering	Common Stock To be Sold (1)	Stock Owned After Offering (2)

Sarah J. Allen	1,000	0.000037762%	1,000	0
Stacy L. Bagley	1,000	0. 000037762%	1,000	0
Des Balakrishnan	400,000	0.015105167%	400,000	0
Richard Banysch	320,000	0.012084133%	320,000	0
Gail Barber	2,000	0.000075525%	2,000	0
Greg E. Benedyk	1,000	0. 000037762%	1,000	0
Robert Blundon	1,000	0. 000037762%	1,000	0
Clay Bridges	300,000	0.011328875%	300,000	0
Clayton K. Bridges	1,000	0. 000037762%	1,000	0
Peter K. Browning	1,000	0. 000037762%	1,000	0
Daphne Carter	1,000	0. 000037762%	1,000	0
Stephen A. Carter	1,000	0. 000037762%	1,000	0
David Ciccozzi	440,000	0.016615684%	440,000	0
David Clarke	1,000	0. 000037762%	1,000	0
Corle G. Clifton	1,000	0. 000037762%	1,000	0
Deecembra Diamond	1,000	0.000037762	1,000	0
Nancie Doherty	1,000	0.000037762	1,000	0
Alan R. Filson	5,000	0.000188814%	5,000	0
Erin Filson	300,000	0.011328875%	300,000	0
Erin E. Filson	1,000	0.000037762	1,000	0
Herbert Flachman	1,000	0.000037762	1,000	0
Gordon D. Ford	1,000	0.000037762	1,000	0
Peter Gallagher	1,000	0.000037762	1,000	0
Troy Getz	500,000	0.018881459%	500,000	0
Danielle Greiner	70,000	0.002643404%	70,000	0
Don Harris	100,000	0.003776291%	100,000	0
Jack L. Harris	1,000	0.000037762	1,000	0
W. Donald Haugen	1,000	0.000037762	1,000	0
Susan H. Haugen	1,000	0.000037762	1,000	0
Kathy Hemby	166,667	0.006293832%	166,667	0
Jean L. Hill	1,000	0.000037762	1,000	0
Ivette Hunsinger	500,000	0.018881459%	500,000	0
All-Tex Insurance	100,000	0.003776291%	100,000	0
Drew Johnson	50,000	0.001888145%	50,000	0
Carla Kelly-Filson	400,000	0.015105167%	400,000	0
Jill Kennedy	100,000	0.003776291%	100,000	0
Cecil Lam	1,000	0.000037762	1,000	0
Eric Leest	1,000	0.000037762	1,000	0
David H. Lennox	100,000	0.003776291%	100,000	0
David H. Lennox	2,000	0.000075525%	2,000	0
Linda Libin	1,000	0.000037762	1,000	0
Courtland L. Logue, Jr.	1,000	0.000037762	1,000	0
Jane Martin	50,000	0.001888145%	50,000	0
Mary V. McDonald	1,000	0.000037762	1,000	0
Richard Nash	1,000	0.000037762	1,000	0
John Orton	1,000	0.000037762	1,000	0
Terri Orton	1,000	0.000037762	1,000	0
David Parker	100,000	0.003776291%	100,000	0
Christopher Penner	440,000	0.016615684%	440,000	0
Ramona Phemister	2,000	0.000075525%	2,000	0
Troy Pope	100,000	0.003776291%	100,000	0
Erika Raab	2,000	0.000075525%	2,000	0
Joseph Raab	3,000	0.000113288%	3,000	0
Maria Raggio	100,000	0.003776291%	100,000	0
Ian Scott Raleigh	1,000	0.000037762	1,000	0
John T. Ramsey	1,000	0.000037762	1,000	0
Glen Reid	1,000	0.000037762	1,000	0
Maurice D. Rohleder	1,000	0.000037762	1,000	0
Chandra Rusk	100,000	0.003776291%	100,000	0
Theodore A. Schwartz	1,000	0.000037762	1,000	0
Anabella Smith	100,000	0.003776291%	100,000	0
Doug Stewart	1,000	0.000037762	1,000	0
Carol Tabin	1,000	0.000037762	1,000	0
Freda Thompson	133,337	0.005035194%	133,337	0
Travis Toll	1,000	0.000037762	1,000	0
Harry Urschitz	1,000	0.000037762	1,000	0
Scott Van Mol	1,000	0.000037762	1,000	0
Robert Waters	400,000	0.015105167%	400,000	0
Jeff Webb	1,000	0.000037762	1,000	0
Todd Weeks	1,000	0.000037762	1,000	0
Bill Whittle	2,000	0.000075525%	2,000	0
Kathy Woods	1,000	0.000037762	1,000	0
Rick Woods	1,000	0.000037762	1,000	0
Wayne Yack	1,000	0.000037762	1,000	0
Cheryl Clark	50,000	0.001888145%	50,000	0

(1)

Assumes that all of the shares of common stock offered in this Prospectus are sold and no other shares of common stock are sold or issued during the offering period.

None of the selling shareholders:

(2)

has had a material relationship with us other than as a shareholder at any time within the past three years; or

(3)

has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their shares at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Sales by selling shareholder must be made at the fixed price of $.20 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling shareholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which my be changed.  The distribution of the shares may be effected in one or more of the following methods:

(1)

On such public markets or exchanges as the common stock may from time to time be trading;

(2)

In privately negotiated transactions;

(3)

Through the writing of options on the common stock;

(4)

In short sales or long; or

(5)

In any combination of these methods of distribution.

Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

(6)

The market price of our common stock prevailing at the time of sale;

(7)

A price related to such prevailing market price of our common stock; or

(8)

Such other price as the selling shareholders determine from time to time.

(9)

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(10)

Not engage in any stabilization activities in connection with our common stock;

(11)

Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

(12)

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our Agent for service of process in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Directors, Executive Officers, Promoters And Control Persons

The following is information regarding our sole executive officer and our two directors and their ages as of July 1, 2004 :

Director:

Name of Director:	Age

Stan Ford	60
Fred Cooper	56

Executive Officer:

Name of Officer:	Age	Office

Stan Ford	60	President, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of our sole executive officer and our directors.

Mr. Stan Ford is our founder, President, Secretary and Treasurer and is one of our two Directors. Mr. Ford was appointed to the positions of president, treasurer and secretary on February 21, 2003.  Mr. Ford, P.Eng. MBA, is a professional engineer registered in the Province of British Columbia and has an MBA in finance from Simon Fraser University.  Mr. Ford also received a BAp.Sc. in Civil Engineering in 1967 from the University of British Columbia.  Mr. Ford has managed professionals in mineral exploration for 18 years.  He is a member of the Professional Engineers and Geoscientists of British Columbia. Since June 1990 to January 2004 , Mr. Ford was the President and Chairman of the Board of Directors of Pallaum Minerals Ltd.  In such capacity, he has managed all aspects of a publicly traded exploration company, which was traded on the TSX Venture Exchange.  He was responsible for preparing business plans, hiring staff and consultants.  The Company conducted exploration programs which included diamonds, copper, nickel, cobalt, gold and oil and gas.  Mr. Ford has also served as a Director of Wildcat Minerals Ltd. from September 2000 to December, 2003, as Director of International Oil and Gas from April, 2000, to March, 2001, as a Director of Olympic Stone Ltd., from November 2001 to October, 2000, and as President and Director of International Royalties Corp. from 1964 to present.

In his capacity as founder and President, Mr. Ford oversees our day-to-day operations, and manages our long-term strategic exploration.  Oversight of our operations involves financial and information systems, management and exploration.

Mr. Fred Cooper has been on our Board of Directors since July 2003. Mr. Cooper has experience with mining companies and currently is under contract with Silver Crest Mines Inc. for services related to corporate relations. Mr. Cooper served in similar capacities for Pallaum Minerals Ltd. from 2001 to 2003; MCB Investments Corp. from 1999 to 2001; Global Technologies Ltd. 1996 to 1999; and US Technologies Inc. from 1994 to 1996.  He has served for the Canadian National Institute for the Blind since 1988 in various capacities, including the Advisory Board and Funding Committee.

We presently do not pay our directors and officer any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we determine to proceed with additional exploration programs beyond the first phase program.

Mr. Ford serves as our sole officer and is expected to spend approximately forty (40) hours per month on our business.  However, Mr. Ford may spend additional time as needed if we are successful in obtaining additional funding.  All remaining directors will spend no more than five (5) hours per month on our business.  None of our officers or directors have had any prior blank check company involvement.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following. Our verbal agreement with our geologist includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services. Additionally, we have a verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates. Our office space is provided rent-free based upon a verbal month-to-month lease with our President.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than Stan Ford.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers and (iv) officers and directors as a group. At this time, only one shareholder falls within these categories, Mr. Stan Ford, Director, President, Secretary and Treasurer. The shareholders listed possess sole voting and investment power with respect to the shares shown.

	Name and Address of	Number of Shares of	Percentage of
Title of Class	Beneficial Owner	Common Stock	Common Stock (1)

Common Stock	Stan Ford, P.Eng/MBA	20,000,000	75.52%
	Director, President,
	Secretary and Treasurer

	Fred Cooper	1,000,000	3.77%

Common Stock	All Officers and Directors	21,000,000	79.29%
	as a Group (one person)

(1)

The percent of class is based on 26,481,004 shares of common stock issued and outstanding as of September 30, 2002.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.01 per share. As of September 30, 2003, there were 26,481,004  shares of our common stock issued and outstanding that were held by seventy-seven (77) stockholders of record.  Seventy-five (75) of these shareholders are offering 5,481,000 shares of our common stock through this Prospectus. We have not issued any shares of preferred stock and there are no preferred stock shareholders of record.

Common Stock

The selling shareholders are offering our common stock under this Prospectus.  Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)

the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)

whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)

the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)

sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)

the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Delaware.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interest of Named Experts And Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Heskett & Heskett, our independent legal counsel, has provided an opinion on the validity of our common stock.

Malone & Bailey, PLLC, independent certified public accountants, has audited our financial statements included in this Prospectus and registration statement to the extent and for the period set forth in their audit report.  Malone & Bailey has presented their report with respect to our audited financial statements.  The report of Malone & Bailey is included in reliance upon their authority as experts in accounting and auditing.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our articles of incorporation do not provide that we will indemnify an officer, director, or former officer or director. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Organization Within Last Five Years

We were incorporated on February 20, 2003, under the laws of the State of Delaware.  From the time of incorporation, the Founder, Mr. Stan Ford intended that our Company pursue mineral exploration in the Otish Mountain Region of Central Quebec, Canada, as an exploration stage company.  Following our incorporation, we acquired three properties consisting of mineral claims, to-wit:

1)

Lac Lavallette.  This property was acquired on the 1st day of April, 2003, pursuant to a Mining Claim Agreement with the original Staker, Mr. Lee Barker.  Under the terms of the Mining Claim Agreement, the Company paid $3,500, agreed to pay advance royalties of $50,000 beginning 36 months after the date of the Agreement, and gave Mr. Lee Barker 2.5% retained Net Mineral Royalty on the claims.  On July 24, 2003, the Company entered into an Agreement with Diadem Resources, Ltd. (“Diadem”), in which Diadem agreed to carry out exploration work on the property during the 2003 Exploration Season.  Diadem accepted the terms of the Mining Claim Agreement, including payment of the advance royalties of $50,000 beginning 36 months after the date of the Agreement subject to the 2% Net Mineral Royalty retained on the claims to Mr. Barker.  Mr. Barker subsequently agreed to reduce his 2.5% Net Mineral Royalty to 2% and to forego the $50,000 advanced royalties under the terms of an Addendum on the 25th day of July, 2003, to conform with the Diadem Agreement.  To conserve our limited funds and concentrate on exploration of one property for the Summer of 2003, we made the decision to option the property to Diadem.  Diadem has exercised its option to keep the property.  Diadem Explorations, Inc. issued us 1,372 First Preferred Series B shares at a par value of $1.00Cdn per share.

2)

Lac Laparre.  This property consists of nine mineral claims which were acquired pursuant to a Mineral Claim Agreement dated May 15, 2003, with Mr. Lee Barker, the Staker, for claims located in the Lac Laparre Region in Central Quebec.  Under the terms of the Mineral Claims Agreement and the Rules and Conditions for Mineral Claim Ownership by the Government of Quebec, to spend $3,500 by July 15, 2003, and $13,000 within 36 months of the date of the Agreement.  The Mineral Claim Agreement also provided for advance royalties of $50,000 payable annually beginning 36 months after the date of the Agreement, with Mr. Barker retaining a 2.5% Net Mineral Royalty on the claims.  The Company did pay $3,500 to Mr. Lee Barker under the terms of the Mining Claim Agreement.  Mr. Barker’s $50,000 annual advance royalty will commence on May 15, 2006.

3)

Lac Barou.  This property consists of fifteen mineral claims which were staked by Mr. Lee Barker and are located in the Lac Barou Region in Central Quebec.  Mr. Barker was paid $1,575.  Mr. Barker retained a 2.5% Net Mineral Royalty on the claims.

Following the acquisition of the Lac Lavallette, Lac Laparre and Lac Barou properties, we commissioned Dr. George Cargill, P.Eng., to prepare property reports.  We received a property report covering the first two properties acquired entitled “Property Report for Otish Resources, Inc., on Mineral Claims in the Lac Laparre and Lac Lavallette Area” dated July 7, 2003.  Subsequently, we received a report for the Lac Barou property entitled “Property Report for Otish Resources, Inc. on Mineral Claims in the Lac Barou Areas” dated July 29, 2003.  As part of our commitment to proceed with exploration during the Summer of 2003, the Company entered into a Work Exploration Agreement with Roscoe Postle Associates, Inc. of Toronto, Canada, to carry out diamond exploration work on the Lac Laparre property   The exploration budget is $21,000 Cdn.  As of January 30, 2004, Roscoe Postle has invoiced $7,697.63 Cdn. for site work carried out.  Under the Work Exploration Agreement, Roscoe Postle removed samples from the Lac Laparre property for assaying and diamond indicator analyses.  The results have been received.  And based upon those results, the Company submitted a Claim Renewal Application with the Quebec Government.  The Company believes, based upon the results, that the claim should not be abandoned and intends to pursue further exploration activities.

Description Of Business

General

We are a Delaware corporation formed in February, 2003.  Otish Resources, Inc. is a mineral exploration stage company.  The Company is specializing in acquiring and consolidating mineral properties with potential to have commercial ore bodies.  Our property acquisition emphasis is focused on properties with diamonds and other strategic minerals that are located in Quebec, Canada.  Since we are an exploration stage company there is no assurance that a commercially viable mineral deposit exists on either the Lac Lavallette, Lac Laparre or Lac Barou properties.  Further, exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

To date, the Company acquired three properties located in NTS Areas 33A02 (Lac Lavallette), 23D04 (Lac Laparre) and 33A01 (Lac Barou) of the Otish Mountains diamond exploration area in Baie James Region in Northern Quebec.  The claims were staked by Mr. Lee Barker, , MSc. PEng., PGeol., based on an interpretation of reprocessed Canadian government aeromagnetic survey data. All claim groups require further exploration to assess their potential to host discrete intrusives that could be similar to the diamondiferous kimberlite bodies recently discovered in the region.  The properties were acquired from Mr. Lee Barker in three different acquisitions.  Mr. Barker recommended the properties and they were initially evaluated by our President, Mr. Stan Ford.  Since 1991, Mr. Barker has been closely involved in the exploration, discovery, evaluation and development program of several significant diamond deposits in Canada’s Northwest Territories, South Africa, Angola, and parts of South America.

The Company has commenced very preliminary exploration work program on the Lac Laparre property.  The Lac Lavallette property was optioned to Diadem, an exploration company for the Summer of 2003.  Diadem has exercised its option to purchase the Lac Lavallette property.  No work has been carried out on the Lac Barou property.

The exploration process can be very long and very expensive.  The probability of an individual prospect ever having any reserves is extremely remote.  Initially the exploration site work is limited to work during the Summer.  This means that it will take a minimum of two years before any significant discoveries can be identified on the properties.  As the exploration process moves forward, the costs increase significantly.  Even if we complete an exploration program and we identify that diamonds exist upon our property, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable deposit of diamonds.

The Company has a history of operating losses and we expect to continue to incur operating losses in the future as we conduct exploration activities on the properties.  Our ability to satisfy the cash requirements of our exploration operations will depend upon the business climate in the future.  We anticipate that additional financing will be obtained, although no assurance can be made that funds will be available on terms acceptable to us.  The Company has a number of ways of funding the exploration on its properties.  The first method is to raise funds from shareholders, the second method is to joint venture the property with other companies and the third method is to generate funds by trading properties with other companies.

Location

The Company’s claim groups are located in the Baie James area of Central Quebec approximately 300 km. North of the Town of Chibougamau.  Extensive hydroelectric power development has taken place in the region over the past 30 years.  The LaGrande River (LG-2, LG-4) power development access road system passes approximately 180 km. to the North and West of the Company’s claim areas, and there is a winter road to the former producing Eastmain Mine site (now owned by Campbell Resources) which passes through the area approximately 20 km. West of the Company’s claims in the Lac Laparre Area and 5 km of the Company’s claims in the Lac Barou Area.

There is also a 900 metre useable airstrip at the Eastmain mine site and all facilities are available there to service and conduct exploration programs.  In 2002 and 2003 the site was operated by Roscoe Postle Associates, Geological Consultants, to conduct exploration programs on behalf of a number of clients.

The Eastmain River system trends Northeasterly through the region to the North of the Company’s claim areas and also provides access to the area with float equipped aircraft.

Access internally in the area is via helicopter or float equipped aircraft.  Chibougamau, or Mistassini Post to the South provide the nearest supply bases for provisions, fuel, and other logistics support.  Float equipped aircraft are available for seasonal charter from Temiscamie, approximately 150 km to the Southwest, Lac Polaris (on the LaGrande LG-4 road system) 200 km. to the Northwest, and at LG-2 300 km. to the West, or from Mistassini/Chibougamau. Scheduled air service from Montreal and elsewhere in Quebec is available into Chibougamau and Radisson (LG-2).

Wheel equipped aircraft up to DC-3 size can use the Eastmain airstrip and helicopters are available for casual or longer term charter from Chibougamau, Polaris or bases elsewhere in Quebec.

The Eastmain Mine access road is proposed for sequential upgrading to all weather status, beginning at the Southern end, during the next 2-3 years in order to salvage the timber along the route which was damaged during the extensive forest fires that burned much of the area during the Summer of 2002.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of Quebec. As for the initial exploration conducted during the Summer of 2003, Roscoe Postle Exploration Service obtained all necessary permits and approvals.  If we conduct further exploration, or if we progress to the production phase, production of minerals in the Province of Quebec, we will be required to obtain prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.  The Company’s consultants applied for and received approval to carryout the exploration phase on the Lac Laparre property.

Employees

We have no employees as of the date of this Prospectus other than our sole officer. We conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have no subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, by visiting the SEC site (http://www.sec.gov) and performing a search of Otish Resources, Inc.’s electronic filings.

Management Discussion and Analysis or Plan of Operations

Otish Resources, Inc. is an exploration stage company specializing in the exploration of properties in the Otish Mountain Region of Quebec.  Exploration is focused on properties containing diamonds and other strategic minerals located in the Otish Region.  It should be noted that as an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties and that further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.  Further, in the event that our initial exploration indicates that our properties have diamond bearing kimberlite materials, we would be required to spend substantial funds to further explore the quantity and quality of this material to see if a commercially viable mineral deposit exists.  If a commercially viable mineral deposit exists upon one or more properties, we will require additional funds in significant amounts to proceed with any development or mining activities.  Presently, our primary exploration properties consist of two properties with a third property already having been sold in exchange for preferred shares of another company.  The current properties owned and available to us for exploration are the Lac Laparre and Lac Barou mining claims.

The Lac Laparre property contains nine claims and was staked on April 26, 2002, by Lee Barker, PEng.  We acquired these claims on May 15, 2003, in consideration for our commitment to spend $3,500 on exploration during the Summer of 2003 from Mr. Barker and in exchange for 2.5% net mineral royalty interest, of which 1.5% of the original 2.5% of net mineral royalty interest can be acquired for $1,000,000 within twelve months of the commencement of commercial production.  These claims are subject to an annual advance royalty of $50,000 which will commence on May 16, 2006.  Following our acquisition of this property, we employed Dr. George Cargill, P.Eng., to prepare an initial report which would outline a plan of exploration for the Summer of 2003.  This report did not conform to the requirements of National Instrument 43-101.  Dr. Cargill delivered a report which was reviewed by our Board and immediately implemented.

We hired the independent firm of Roscoe Postle Exploration Service to collect till samples for analyses of kimberlite and indicator minerals.  Roscoe Postle Exploration Service did collect till samples from our properties which were then delivered to SGS Lakefield Research Limited for analyses.  We have not yet received the results from the samples.

We have received the results from the samples.  The assay results indicate that kimberlite intrusives could be present.  However, further exploration would be necessary to further define if in fact they are present and their possible concentration.

To date, we have spent $14,907.97 U.S. on the exploration work and have spent approximately $4,804.36 U.S. for sample processing, microprobe analyses, assaying and report writing and supervision.  Our geologist, Dr. George Cargill, P.Eng., will prepare a report and recommend what future exploration, if any, should be carried out on the property.

The Lac Barou property contains nine claims and was staked on July 17, 2003.  Following our acquisition of this property, we employed Dr. George Cargill, P.Eng., to prepare an initial report which would outline a plan of exploration for the Summer of 2003.  Mr. Cargill delivered a report which was reviewed by our Board and which recommended an initial plan to take samples for the Summer of 2004.  This report did not conform to the requirements of National Instrument 43-101.

We intend to raise additional funds to carryout the work programs on the Lac Laparre and the Lac Barou property.  We currently do not have sufficient funds to commence the Lac Laparre and the Lac Barou exploration programs and will look at either optioning the properties to another company or we will pursue other funding sources.  We also intend to review new properties as they are presented to us and will consider our options.

Liquidity and Capital Resources

We had cash of $ 28,596 as of February 29, 2004 , and had working capital of $ 28,596 as of February 29, 2004 ..

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  We do not have any external sources of liquidity such as a bank line of credit.

Description of Property

We currently have office space at Suite 1000, 355 Burrard St., Vancouver, B.C., at no cost on a month-to-month basis at the offices of the President.

The Company was established on the belief that prospective claims were available in the Otish Mountain Region of Northern Quebec, Canada.

The Otish Mount Region in Northern Quebec, Canada, has been explored for various commodities for the past 50-60 years.  Early base metal and precious metal prospecting activities utilized the river systems for access.  Regional geological mapping and aeromagnetic surveys were completed by the mid-1960’s and basic data attracted a variety of exploration groups looking for various base precious metals and uranium, depending on commodity cycles.  A number of copper, gold and uranium showings were discovered by these programs and the Eastmain Gold Mine (a sulphide iron formation gold deposit) was operated briefly by MSV Resources in the mid-1990’s.  It shipped ore by road to Chibougamau for custom milling, but closed in 1996-7 due to a combination of road problems (early breakup) and low gold prices.

The Company initially acquired three claim groups in NTS areas 33A02 (Lac Lavallette) ,23D04 (Lac Laparre) and 33AO1 (Lac Barou) of the Otish Mountains diamond exploration area in Baie James Region of Northern Quebec.  The claims were staked based on an interpretation of reprocessed Canadian government aeromagnetic survey data and require further exploration to assess their potential to host discrete intrusives that could be similar to the diamondiferous kimberlitic bodies recently discovered in the region.

These claims are without known reserves and the proposed program is exploratory in nature.

The Company believes its claims cover discrete aeromagnetic anomalies that may be related to mafic or ultramafic instrusive bodies similar to kimberlite, the host rock for most primary diamond deposits worldwide.  In most cases the anomalies were selected on the basis of their association with a regional group of northwest trending diabase dykes that may represent old deep fracture systems that can serve to localize the intrusion of younger intrusive bodies such as kimberlite.

The Company holds the claim groups as staked mineral claims, under the terms of the Quebec Mining Regulations.

A.

Lac Laparre property

1.

Number of Claims

9

2.

Date Staked

April 26, 2002

3.

How Acquired.

The claims were purchased on May 15, 2003, from Lee Barker, P.Eng., Staker, in exchange for our commitment to spend $3,500 U.S. on exploration activities.  Title to the claims was transferred on August 6, 2003.

4.

Net Mineral Royalty (NMR)

The claims are subject to a 2.5% NMR, of which 1.5% can be acquired from $1,000,000 within 12 months of the commencement of commercial production.  The claims are subject to an annual advance royalty of $50,000 which will commence on May 16, 2006.  The NMR is payable to Lee Barker, the Staker.

5.

Annual Fee

The claims are subject to an annual Quebec Government fee that commences at the second anniversary of staking the claims.  The annual fee for the Lac Laparre claims is $839 and it has been paid for 2004.

6.

Annual Work Commitment

The Quebec Government requires that exploration work be carried out on the claims.  At the time of the second anniversary of staking the property, an engineering report must be submitted to the Quebec Government that outlines the work completed.  The engineering report for the Lac Laparre claims was submitted on March 25 , 2004.  The Company filed $7,697.63Cdn in a Claim Renewal Application on January 23, 2004 and paid the $829Cdn filing fee.  The minimum amount of exploration work is specified by the Quebec Government and for the 9 Lac Laparre claims is as follows:

	Exploration
Year	Expenditure	Acc. Total (Cdn.)

1	$ 1140	$ 1140
2	3800	4940
3	7600	12,540
4	11,400	23,940
5	15,200	39,140
6	16,200	55,340
7	22,500	77,840

The Quebec Government permits a company to carry extra work expenditures over from one year to future years.

7.

Property Description

The following table outlines the location and size of each claim:

					Date
	Title	Map Sheet	Size (HA)	Date Exp.	Recorded

1	CDC 1079904	23D04	44.73	2004-03-25	2002-03-26
2	CDC 1079905	23D04	67.14	2004-03-25	2002-03-26
3	CDC 1079906	23D04	47.19	2004-03-25	2002-03-26
4	CDC 1079907	23D04	34.64	2004-03-25	2002-03-26
5	CDC 1079908	23D04	34.58	2004-03-25	2002-03-26
6	CDC 1079909	23D04	27.28	2004-03-25	2002-03-26
7	CDC 1079910	23D04	52.81	2004-03-25	2002-03-26
8	CDC 1079911	23D04	66.81	2004-03-25	2002-03-26
9	CDC 1079912	23D04	34.95	2004-03-25	2002-03-26

	Total Size of Property		410.13 HA

8.

Access to the Property

The property is located in a remote area of Central Quebec approximately 300 km North of the Town of Chibougamau.

Extensive hydroelectric power development has taken place in the region over the past 30 years.  The La Grande River (LG-2, LG-4) power development access road system passes approximately 180 km to the North and West of OR claim areas, and there is a winter road to the former producing Eastmain Mine site (now owned by Campbell Resources) which passes through the area approximately 20 km West of the Lac Laparre Area claims.

There is also a 900 metre useable airstrip at the Eastmain Mine site and full facilities are available there to service conduct exploration programs.  In 2003, the site was operated by Roscoe Postle Associations, Geological Consultants, to conduct exploration programs on behalf of a number of clients.

The Eastman River system trends Northeasterly through the Region to the North of the Lac Laparre claim areas and also provides access to the area with float equipped aircraft.

Access internally in the area is via helicopter or float equipped aircraft.  Chibougamau, or Mistassini Post to the South provides the nearest supply bases for provisions, fuel and other logistics support.  Float equipped aircraft are available for seasonal charter from Temiscamie, approximately 150 km to the Southwest, Lac Polaris (on the La Grande LG-4 road system) 200 km to the Northwest and at LG-2 300 km to the West, or from Mistassini/Chibougamau.  Scheduled air service from Montreal and elsewhere in Quebec is available into Chibougamau, and Radisson (LG-2).

Wheel equipped aircraft up to DC-3 size can use the Eastmain airstrip and helicopters are available for casual or longer term charter from Chibougamau, Polaris or bases elsewhere in Quebec.

The Eastmain Mine access road is proposed for sequential upgrading to all weather status, beginning at the Southern end, during the next 2-3 years in order to salvage the timber along the route which was damaged during the extensive forest fires that burned much of the area during the Summer of 2002.

9.

Lac Laparre Geology

Lac Laparre Area claims are underlain by the lower units of the Indicateur Formation comprising arkoses, orthoquartzites and conglomerates.  These are intruded by a (reportedly ‘variably textured’) gabbro unit and the fractured and sheared contact between these rock types is reported to be the host of the Marc-Andre uranium occurrence.  There are a number of discrete aeromagnetic anomalies seen on the government data which are covered by the Company’s claims in this area.

There are no known mineral reserves or resources on any of the La Laparre claims. We have no equipment or facilities located upon the premises.

10.

Lac Laparre Work Program

As of July 7, 2003, we obtained a property report on the mineral claims in the Lac Laparre area.  The report was prepared by Cargill Consulting Geologists Limited through D. George Cargill, Ph.D.P.Eng., a consulting geological engineer.  This report does not conform to the requirements of National Instrument 43-101.

Dr. Cargill recommended an exploration program and budget of glacial till sampling the aeromagnetic anomalies in the claim areas.  The exploration plan consisted of prospecting and re-examination of the Marc-Andre uranium occurrence and sampling for the possible occurrence of kimberlitic material.

Till samples were requested to be taken in a pattern covering a 180 degree arc .  Where possible, 3-5 samples, spaced approximately 100 meters apart were to be taken to cover an area 200-300 meters down ice from the magnetic target.  Samplers are to select sites to attempt to retrieve primary, (basal) locally derived, till material as far as possible and examine local rock fragments in the glacial debris for evidence of magnetic lithologies that could be the source for the aeromagnetic features.  The area is locally characterized by a hard, iron oxide cemented gravel layer just blow the surface organic soil material .

Dr. Cargill recommended that till samples be processed using conventional techniques by a reputable laboratory to produce heavy mineral concentrates in the size range plus 0.25 mm and minus 1.0 mm.  The heavy mineral concentrates are to be examined by a trained mineralogist capable of identifying kimberlitic indicator minerals.  These mineral grains should be extracted from the concentrates and sent to a reputable laboratory for microprobe analysis and confirmation of possible kimberlitic origin.

11.

Roscoe Postle Site Work Budget

The exploration work was undertaken by Roscoe Postle Exploration Service.  Roscoe Postle is the consulting engineer for a number of companies, including Diatem Resources, Ltd., and managed a major exploration program based at the old Eastman mine site.

The Lac Laparre claims were visited on October 10, 2003 by Lee Barker P.Eng., D.  The crew collected 9 overburden samples down ice from the airborne geophysical targets.  The crew prepared 2003 overburden sampling notes and plotted the location of the samples on a map of the Lac Laparre claims.

The selected target sites were located from the air using the helicopter GPS instrumentation and confirmed using hand-held GPS instruments with an accuracy of about 25 m.  Target areas were prospected if any rock outcrops were noted from the air.  Any magnetic rocks were sampled and measured in camp.  Typically, three samples were collected some 300 m to 400 m down ice of the target, if conditions were amenable.

Sample holes were dug to depths between 30 cm and 75 cm.  Sample holes were dug deep enough t allow, grey, moderately to lowly oxidized soils to be sampled where possible.  Samples weighing about 20 kg were collected at each sample site.  Individual samples were weighted at the camp and sample weights were recorded.

Sample data were entered into a digital database in the camp.  A wide number of variables covering geographical data, till type, sample weight and other details were recorded.

Samples were stored in a locked shed at the camp.  The camp site is in a fly-in area and no members of the public visited the camp during the sampling.  Samples were transported to Lakefield Research (Lakefield), a division of the worldwide sampling and analysis company Société Général de Surveillance (SGS) using bonded carriers.

The required program to maintain the Lac Laparre claims in good standing and adequately evaluate them technically is estimated as follows:

Stage 1	Can$
Mob and Demob crew and equipment
Camp Rental and accommodation 12 man-day @ day	2,500
Helicopter Hours (4.5 hours at $1,100/hr)	1,800
Helicopter Fuel (1.5 drums at $750/drum)	4,950
Sample Collection (10 days at $700/man day§	1,125
Camp costs (20 man days at $150/man day)	7,000
Sample transport to laboratory (600 kg at $2.50/kg)	3,000
Prospecting and mapping (20 man days)	1,500
Miscellaneous	5,500
Aeromagnetic Study	1,200
Total field costs	20,000
Sample Processing
Mineralogy	5,400
Report writing, assessment filing	3,200
Management fees (15%)	7,500
Total Stage 1 Costs	9,700
Stage 2
Ground follow-up (2 targets at $20,000/target)
Diamond drilling (1X 100 m hole on 1 targets at m)	40,000
Helicopter support	20,000
Sample treatment (Caustic fusion 4 X $500)	4,500
Report writing	2,000
Miscellaneous	7,500
Contingency (10%)	8,000
Stage 2 Subtotal	8,000
Total Stages 1 and 2 for the Lac Laparre Claims	90,000
		$164,375

12.

Roscoe Postle Work Carried Out to Date

Roscoe Postle set up a camp at the old Eastman mine site.  Two samplers were flown to the claims and carried out a stream sediment sampling program down ice from the claims.  The samples were submitted to SGS Lakefield Research Limited and they are inspecting the samples for indicator minerals.  In addition, we have requested that an atomic absorption study be carried out on the samples.  The laboratory will report on the presence of metals within the samples.

A report will be prepared by Dr. George Cargill, P.Eng., once all the information is available.  Dr. Cargill will recommend what future work, if any, should be carried out in the property.

The Company has spent enough exploration funds to exceed the minimum specified by the Quebec Government of $4,940 in order to maintain the claims in good standing.

B.

Lac Barou (NTS 33A01)

1.

Number of Claims

16

2.

Date Claims Staked

July 17 , 2003

3.

How Acquired

The Company engaged Mr. Lee Barker to stake the claims for the cost of the recording fee.  The total paid for the claims is $1,575.

4.

Net Mineral Royalty (NMR)

The claims are subject to a 2.5% NMR of which 1.5% can be acquired for $1,000,000 within 12 months of the commencement of commercial production.  The claims are not subject to an advance royalty.  The NMR is payable to Lee Barker, the Staker.

5.

Annual Fee

The claims are subject to an annual Quebec Government fee that commences at the second anniversary of staking the claims.  The annual fee for the Lac Barou claims is $1,575.  The first payment is due September 8, 2005.

6.

Annual Work Commitment

The Quebec Government requires that exploration work be carried out on the claims.  At the time of the second anniversary of the staking of the property, an engineering report must be submitted to the Quebec Government that outlines the work completed in the previous two years.  The engineering report for the Lac Barou claims is due September 8, 2005.  The minimum amount of exploration work is specified by the Quebec Government and for the 15 Lac Barou claims is as follows:

	Exploration
Year	Expenditure	Acc. Total (Cdn.)

1	$ 2025	$ 2025
2	6750	8775
3	13,500	22,275
4	20,250	42,525
5	27,000	69,525
6	27,000	96,525
7	37,500	134,025

The Quebec Government permits a company to carry extra work expenditures over from one year to future years.

7.

Property Description

The following table outlines the location and size of each claim:

					Date
	Title	Map Sheet	Size (HA)	Date Exp.	Recorded

1	CDC 0003021	33 A01	53.04	2005-09-07	2003-09-08
2	CDC 0003022	33 A01	53.04	2005-09-07	2003-09-08
3	CDC 0003023	33 A01	53.04	2005-09-07	2003-09-08
4	CDC 0003024	33 A01	53.04	2005-09-07	2003-09-08
5	CDC 0003025	33 A01	53.03	2005-09-07	2003-09-08
6	CDC 0003026	33 A01	53.03	2005-09-07	2003-09-08
7	CDC 0003027	33 A01	53.03	2005-09-07	2003-09-08
8	CDC 0003028	33 A01	53.03	2005-09-07	2003-09-08
9	CDC 0003029	33 A01	53.03	2005-09-07	2003-09-08
10	CDC 0003030	33 A01	53.02	2005-09-07	2003-09-08
11	CDC 0003031	33 A01	53.02	2005-09-07	2003-09-08
12	CDC 0003032	33 A01	53.02	2005-09-07	2003-09-08
13	CDC 0003033	33 A01	53.01	2005-09-07	2003-09-08
14	CDC 0003034	33 A01	53.01	2005-09-07	2003-09-08
15	CDC 0003035	33 A01	53.01	2005-09-07	2003-09-08

	Total Size of Property		795.4 HA

8.

Access to the Property

The property is located in a remote area of Central Quebec approximately 300 km North of the Town of Chibougamau, Quebec.  The old Eastmain Mine road lies approximately 9 km from the Lac Barou claims.

9.

Lac Barou Geology

Claims in the Lac Barou Area are underlain by migmatitic gneisses of granitic or granodioritic composition.  A strong northwest trending diabase dyke trends through the area and the Government airborne data shows a number of apparently discrete magnetic anomalies near this dyke, some of which have been covered by the claims.  There are also a number of a mafic or ultramafic bodies mapped in the area and these should be checked for correct lithologic identification.  There are no known mineral reserves or resources on any of the Lac Barou claims.

No minerals occurrance are reported from the immediate claim area. We have no equipment or facilities located upon the claim area.

10.

Lac Barou Work Program

As of July 29, 2003, we obtained a property report on the mineral claims in the Lac Barou Area.  This report was prepared by Cargill Consulting Geologists Limited through D. George Cargill, Ph.D.P.Eng., a consulting geological engineer.  This report does not conform to the requirement of the National Instrument 43-101.

Dr. Cargill recommended an exploration program and budget of glacial till sampling the aeromagnetic anomalies in each of the claim areas.  The exploration consisted of prospecting and sampling for the possible occurrence of kimberlitic material.

Till samples were requested to be taken in a pattern covering a 180 degree arc .  Where possible, 3-5 samples spaced approximately 100 meters apart were to be taken to cover an area 200-300 meters down ice from the magnetic target.  Samplers are to select sites to attempt to retrieve primary, (basal) locally derived, till material as far as possible and examine local rock fragments in the glacial debris for evidence of magnetic lithologies that could be the source for the aeromagnetic features.  The area is locally characterized by a hard, iron oxide cemented gravel layer just blow the surface organic soil material .

Dr. Cargill recommended that till samples be processed using conventional techniques by a reputable laboratory to produce heavy mineral concentrates in the size range plus 0.25 mm and minus 1.0 mm.  The heavy mineral concentrates are to be examined by a trained mineralogist capable of identifying kimberlitic indicator minerals.  These mineral grains should be extracted from the concentrates and sent to a reputable laboratory for microprobe analysis and confirmation of possible kimberlitic origin.

Budgets were submitted for Lac Barou area.  The required program to maintain the claims in good standing and adequately evaluate them technically is estimated as follows:

Mobilization-Demob. Share	$ 2,000
Geologists, 10 days @ $400	$ 4,000
Assistant, 10 days @ $150	$ 1,500
Helicopter charter, 4.0 hours @ 1100 per hour	$ 4,400
Accommodation, food, etc., 12 man days @ $150	$ 1,800
Sample processing, mineralogy, 16 samples @ $250	$ 4,000
Microprobe analyses, assaying	$ 1,750
Report writing, supervision	$ 4,200
Miscellaneous Supplies, sample bags	$ 1,100

Total Lac Barou Claims (2004 Program)	$ 24,750 Cdn

Dr. Cargill further recommended that the Lac Barou claims begin in the late Summer of 2004 to also take advantage of the weather conditions.  Based on the recommendations of the consulting engineer, we did not start any exploration program for the Lac Barou claims, but have chosen to wait until the Summer of 2004 as recommended by the Geologist.  We currently do not have sufficient funds to commence the Lac Barou exploration program and will look to either optioning the properties to another company or will pursue other funding sources.

C.

Lac Lavallette Property

The Lac Lavallette property was optioned to Diadem Resources, Inc., for the Summer of 2003.  Diadem has exercised its option to keep the property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

1.

Any of our directors or officers;

2.

Any person proposed as a nominee for election as a director;

3.

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

4.

Any of our promoters;

5.

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had seventy-seven (77) registered shareholders.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)

We would not be able to pay our debts as they become due in the usual course of business; or

(2)

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for the end of the last completed fiscal year, which is August 31, 2003.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and	Fiscal	Annual	Restricted Stock
Principal Position	Year	Bonus	Compensation

Stan Ford	2003	0	0
Fred Cooper	2003	0	0

Long Term Compensation

	Securities
Name and	Underlying	Options	All Other
Principal Position	Awards	No. of Shares	Compensation

Stan Ford	0	0	0
Fred Cooper	0	0	0

Stock Option Grants

We have also not granted any stock options since our inception on February 20,2003, including any directors, officers or employees.

GLOSSARY OF TERMS

AEROMAGNETIC

relating to the study or measurement of the earth’s magnetic field from aircraft

ARKOSE

a sandstone derived from the disintegration of granite or gneiss, and characterized by feldspar fragments

CONGLOMERATES

a composite rock made up of particles of varying size

DIABASE

an igneous rock of fine to medium grain size

DIAMONDIFEROUS

bearing or yielding diamonds

DIKE

a sheet-like or tabular-shaped igneous intrusion that cuts across the sedimentary layer, metamorphic foliation, or other texture of a pre-existing rock.

EPIDOTE

a mineral, commonly of a yellowish green color, occurring granular and columnar

GABBRO

a dark, course-grained intrusive, igneous rock.  Gabbro is made of calcium-rich plagioclase, with amphibole and/or pyroxene, and is chemically equivalent to basalt.

GRANITIC

a general term for intrusive igneous rocks that look similar to granite but may range in composition from quartz-diorite to granite. All granitic rocks are light colored; feldspar and quartz are visible in hand specimen.

GRANODIORITE

an intrusive igneous rock similar to granite, but contains more plagioclase than potassium feldspar.

ICP-MS

Inductively Coupled Plasma-Mass Spectrometry

KIMBERLITE

a rock formation containing peridotite and often containing diamonds

LIMONITE

a widely occurring iron oxide ore

MAFIC

relating to or being a dark-colored igneous group of minerals that have a high magnesium and iron content

MIMATITE

“Mixed rock”.  A metamorphic rock that forms in one of two ways.  The metamorphic rock may be heated enough to partially melt, but not completely.  The moltene minerals resolidify within the metamorphic rock, producing a rock that incorporates both metamorphic and igneous features.  Migmatites can also form when metamorphic rock experiences multiple injections of igneous rock that solidify to form a network of cross-cutting dikes.

ORTHOQUARTZITE

sandstone composed completely – or almost completely – of quarts grains

SILICIFICATION

The act or process of combining or impregnating with silicon or silica

TILL

unstratified soil deposited by a glacier

TOURMALINE

a mineral that is usually black but occurs in transparent colored forms that are used as gemstones

ULTRAMAFIC

used to describe a dark igneous rock, over 90 percent of whose content consists of ferromagnesian minerals, including olivine and pyroxenes

Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

  Otish Resources, Inc.

  Vancouver, British Columbia

We have audited the accompanying balance sheet of Otish Resources, Inc. (a Development Stage Company) as of August 31, 2003, and the related statements of expenses, stockholders’ equity, and cash flows for the period from inception, February 20, 2003 through August 31, 2003.  These financial statements are the responsibility of Otish’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Otish Resources, Inc., as of August 31 , 2003, and the results of its operations and its cash flows for the period from inception, February 20, 2003 through August 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PLLC

Houston, Texas

www.malone-bailey.com

September 29, 2003

OTISH RESOURCES, INC.

 (AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

August 31, 2003

ASSETS

Assets
Cash	$ 38,820

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$ 0

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding
Class A common stock, $.0001 par value, 90,000,000 shares authorized, 26,481,004 shares issued and outstanding	2,648
Class B common stock, $.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding
Additional paid in capital	256,752
Deficit accumulated during the development stage	(220,580)
Total Stockholders’ Equity	38,820

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 38,820

See accompanying summary of accounting policies

and notes to financial statements

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF EXPENSES

Period from February 20, 2003 (Inception)

  Through August 31, 2003

General and administrative:
Legal	8,000
Geological	7,200
Professional	2,777
Advertising	372
Bank fees	231
Compensation paid with stock	202,000
Net loss	$ (220,580)

Net loss per share:
Basic and diluted	$ (.01 )

Weighted average shares outstanding:
Basic and diluted	18,424,689

See accompanying summary of accounting policies

and notes to financial statements

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from February 20, 2003 (Inception)

  through August 31, 2003

	Class A common stock		Additional	Deficit accumulated during the development
	Shares	Amount	paid in capital	stage	Total
Issuance of class A common - stock to founder in February 2003 for $.0001 per share	20,000,000	$ 2,000			$ 2,000
- for cash in March 2003 at $.005 per share	4,000,000	400	$ 19,600		20,000
- for cash in April 2003 at $.010 per share	1,020,000	102	10,098		10,200
- for cash in May 2003 at $.03 per share	300,004	30	8,970		9,000
- for cash in May 2003 at $.06 per share	100,000	10	5,990		6,000
- for cash in June 2003 at $.20 per share	61,000	6	12,194		12,200
- stock for services by director in July 2003 for $.20 per share	1,000,000	100	199,900		200,000
Net loss				$ (220,580)	(220,580)
Balance, August 31, 2003	24,481,004	$ 2,648	$ 256,752	$ (220,580)	$ 38,820

See accompanying summary of accounting policies

and notes to financial statements

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

Period from February 20, 2003 (Inception)

  Through August 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net deficit accumulated during the development stage	$ (220,580)
Adjustments to reconcile net loss to cash used in operating activities: Stock issued for services	202,000

NET CASH USED IN OPERATING ACTIVITIES	(18,580)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of stock	57,400

NET CHANGE IN CASH	38,820
Cash balance, beginning	0
Cash balance, ending	$ 38,820

SUPPLEMENTAL DISCLOSURES:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying summary of accounting policies

and notes to financial statements

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of business.  Otish Resources, Inc. (“ Otish ”) was incorporated in Delaware in February 2003 to explore and develop mineral prospects.

Otish’s year ends August 31, 2003.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Cash and Cash Equivalents.  Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Revenue recognition.  Otish currently has no revenue recognition policy because Otish has yet to generate revenues.

Income Taxes.  Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share.  Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements.  Otish does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Otish’s results of operations, financial position or cash flow.

Stock options and warrants.  Otish accounts for stock options and warrants issued to employees under the intrinsic value method.  Under this method, Otish recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant.  Fair value is used for options and warrants issued to non - employees as compensation.  There were no stock options or warrants outstanding as of August 31, 2003

NOTE 2 – COMMON STOCK

In February 2003, Otish issued 20,000,000 shares of Class A common stock at par to its founding stockholder in exchange for services during pre-incorporation work in formation of the Corporation and location of properties for diamond exploration within the Otish Mountains.

In March 2003, Otish sold 4,000,000 shares of common stock to individuals at $.005 per share for $20,000.

In April 2003, Otish sold 1,020,000 shares of common stock to individuals at $.010 per share for $10,200.

In May 2003, Otish sold 300,004 shares of common stock to individuals at $.03 per share for $8,700.

In May 2003, Otish sold 100,000 shares of common stock to individuals at $.06 per share for $6,000.

In June 2003, Otish sold 61,000 shares of common stock to individuals at $.20 per share for $12, 000.

In July 2003, Otish issued 1,000,000 shares of common stock in exchange for services as a director for one year term at $.20 per share.

NOTE 3 - INCOME TAXES

Deferred tax assets

$      2,000

Valuation allowance

      (2,000)

Net deferred taxes

$           0

Otish has net operating loss of approximately $213,440 as of August 31, 2003 which can be carried forward for 20 years.

NOTE 4 – COMMITMENTS

Otish’s principal office is in the office of Otish’s president pursuant to an oral agreement on a rent - free month - to - month basis.

On April 1, 2003, Otish entered into a mineral claim agreement to purchase 11 mineral claims in the Lac Lavallette region of Central Quebec, with advance royalties of $50,000 annually beginning 36 months after the date of the agreement.  On July 24, 2003, Otish assigned all of its rights to explore, produce and sell production these claims to Diadem Resources, Ltd., subject to a 2% overriding royalty to Otish.

On May 15, 2003, Otish entered into a mineral claim agreement to purchase 9 mineral claims in the Lac La Parre Region in Central Quebec, subject to payment of $3,500 by July 15, 2003 and $13,000 within 36 months of date of agreement, with advance royalties of $50,000 annually beginning 36 months after the date of the agreement.  As of August 31, 2003, Otish has paid $9,917.

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

February 29, 2004

(unaudited)

ASSETS

Cash

$ 28,596

========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities

$      -

========

STOCKHOLDERS’ EQUITY

Preferred stock, $.01 par value, 10,000,000 shares

authorized, 0 shares issued and outstanding

-

Class A common stock, $.001 par, 90,000,000 shares

authorized, 26,481,004 shares issued

and outstanding

2,648

Class B common stock, $.0001 par value, 10,000,000 shares

authorized, 0 shares issued and outstanding

-

Additional paid in capital

256,752

Accumulated deficit

(230,804

)

--------

TOTAL STOCKHOLDERS’ EQUITY

28,596

--------

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

$ 28,596

========

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

Three and Six Months Ended February 29, 2004 and the

Period from September 6, 2002 (Inception)

Through February 29, 2004

(unaudited)

Three months

Six months

Inception

Ended

Ended

Through

February 29,2004

February 29, 2004

February 29, 2004

General and administrative

- paid in cash

$  9,016

$  10,224

$  28,804

- paid in stock

202,000

--------

--------

---------

Net income (loss)

$  9,016

$( 10,224

)

$(230,804

)

========

=========

=========

Basic and diluted

net income (loss)

per common share

$  (0.00

)

$   (0.00

)

Weighted average

common shares outstanding

26,481,004

26,481,004

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

Six Months Ended February 29, 2004 and the

Period From September 6, 2002 (Inception)

Through February 29, 2004

(unaudited)

Six Months

Inception

Ended

Through

February 29, 2004

February 29, 2004

CASH FLOWS FROM

OPERATING ACTIVITIES

Net loss

$( 10,224

)

$(230,804

)

Adjustments to reconcile

net income (loss) to cash used

in operating activities:

Stock issued for services

-

202,000

-------

--------

NET CASH USED IN OPERATING ACTIVITIES

( 10,224

)

( 28,804

)

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of stock

-

57,400

--------

--------

NET CHANGE IN CASH

( 10,224

)

28,596

Cash balance, beginning

38,820

-

--------

--------

Cash balance, ending

$ 28,596

$28,596

========

========

#

OTISH RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Otish Resources, Inc , (an exploration stage company) (“Otish”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in Otish’s Annual Report filed with the SEC on Form SB-2.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for 2003 as reported in the Form SB-2 have been omitted.

#

#

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

We have not changed accountants or experienced any disagreements with our accountants since inception.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Our articles of incorporation do not provide that we will indemnify an officer, director, or former officer or director. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Eschange

$ 100

Commission registration

fee

Legal fees and expenses

$ 8,000

(1)

Accounting fees and

$ 5,000

expenses (1)

Miscellaneous (1)

$ 0

Total (1)

$13,100

(1) Estimated

Recent Sales of Unregistered Securities

Otish Resources, Inc. was incorporated in the State of Delaware on February 20, 2003 and 20,000,000 shares were issued to Stan Ford at the par value of $.0001 per share in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  Such shares were issued to Stan Ford as founders shares as compensation for services.

In March, 2003, we sold a total of 4,000,000 shares at $.005 per share of our common stock to shareholders for a total of $20,000 in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.  The following sets forth the identity of the class of persons to whom Otish sold these shares and the amount of shares for each shareholder:

Des Balakrishnan

400,000

Richard Banysch

320,000

Clay Bridges

300,000

David Ciccozzi

440,000

Erin Filson

300,000

Troy Getz

500,000

Ivette Hunsinger

500,000

Carla Kelly-Filson

400,000

Christopher Penner

440,000

Robert Waters

400,000

In April, 2003, we sold a total of 1,020,000 shares at $0.10 per share of our common stock to shareholders for a total of $ 10,020 in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.  The following sets forth the identity of the class of persons to whom Otish sold these shares and the amount of shares for each shareholder:

Danielle Greiner

  70,000

Don Harris

100,000

All-Tex Insurance

100,000

Jill Kennedy

100,000

David H. Lennox

100,000

David Parker

100,000

Troy Pope

100,000

Maria Raggio

100,000

Chandra Rusk

100,000

Anabella Smith

100,000

Cheryl Clark

  50,000

In May, 2003, we sold a total of 300,004 shares at $.003 per share of our common stock to shareholders for a total of $8,700 in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.  The following sets forth the identity of the class of persons to whom Otish sold these shares and the amount of shares for each shareholder:

Kathy Hemby

166,667

Fred Thompson

133,337

In May, 2003, we sold a total of 100,000 shares at $.06 per share of our common stock to shareholders for a total of $6,000 in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.  The following sets forth the identity of the class of persons to whom Otish sold these shares and the amount of shares for each shareholder:

Jane Martin

 50,000

Drew Johnson

 50,000

In July, 2003, we issued 1,000,000 shares at $0.20 per share to Fred Cooper in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  Such shares were issued to this individual as compensation for becoming one of our directors.

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us not involving a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which it sold a high number of shares to a high number of investors.  In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering”.  Based on an analysis of the above factors, we have met their requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July, 2003, we completed a Regulation D Rule 506 Offering in which we issued a total of 61,000 shares of our common stock at $0.20 per share to 49 shareholders for an aggregate offering price of $12,200.  The following sets forth the identify of the class of persons to whom Otish sold these shares and the amount of shares for each shareholder.

Sarah J. Allen

  1,000

Stacy L. Bagley

  1,000

Gail Barber

  2,000

Greg E. Benodyk

  1,000

Robert Blundon

  1,000

Clayton K. Bridges

  1,000

Peter K. Browning

  1,000

Daphne Carter

  1,000

Stephen A. Carter

  1,000

Dave Clarke

  1,000

Corle G. Clifton

  1,000

Deecembra Diamond

  1,000

Nancie Doherty

  1,000

Alan R. Filson

  5,000

Erin L. Filson

  1,000

Herbert Flachman

  1,000

Gordon D. Ford

  1,000

Peter Gallegher

  1,000

Jack L. Harris

  1,000

W. Donald Haugen

  1,000

Susan H. Haugen

  1,000

Jean L. Hill

  1,000

Cecile Lam

  1,000

Eric Leest

  1,000

David H. Lennox

  2,000

Linda Libin

  1,000

Courtland L. Logue, Jr.

  1,000

Mary V. McDonald

  1,000

Richard Nash

  1,000

John Orton

  1,000

Terri Orton

  1,000

Ramona Phemister

  2,000

Erika Raab

  2,000

Joseph Raab

  3,000

Ian Scott Raleigh

  1,000

John T. Ramsay

  1,000

Glen Reid

  1,000

Maurice D. Rohleder

  1,000

Theodore A. Schwartz

  1,000

Doug Stewart

  1,000

Carol Tabin

  1,000

Travis Toll

  1,000

Harry Urschitz

  1,000

Scott Van Mol

  1,000

Jeff Webb

  1,000

Todd Weeks

  1,000

Bill Whittle

  2,000

Kathy Woods

  1,000

Rick Woods

  1,000

Wayne Yack

  1,000

The common stock issued in the Company’s Regulation D, Rule 506 offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.  In accordance with Section 230.506(b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offering since it met the following requirements set forth in Reg. D 230.506:

(1)

No general solicitation or advertising was conducted by the Company in connection with the offering of any of the shares.

(2)

At the time of the offering the Company was not: (1) subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(3)

Neither the Company, nor any predecessor of the Company, nor any director of the Company, nor any beneficial owner of 10% or more of any class of the Company’s equity securities, nor any promoter currently connected with the Company in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(4)

The offers and sales of securities by the Company pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(5)

None of the investors are affiliated with any director, officer or promoter of the Company or any beneficial owner of 10% or more of the Company’s securities.

All of the shareholders who purchased shares in the 506 offering represented to us that they were accredited and/or sophisticated investors.  Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in July, 2003, were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities.  Other than the securities mentioned above, we have not issued or sold any securities.

Exhibits

3.1

Certificate of Incorporation of Otish Resources, Inc.

3.2

By-laws of Otish Resources, Inc.

5.1

Opinion of Heskett & Heskett

10.1

Mining Claim Agreement, Lac Lavallette Region, April 1, 2003

10.2

Mineral Claim Agreement, Lac Laparre Region, May 15, 2003

10.3

Filing Mineral Claims, Lac Barou Property, July 17, 2003

10.4

Assignment to Diadem, Otish Mountain Diamond Project, July 24, 2003

10.5

Revisions to April 1, 2003, Acquisition of Mineral Claims, Lac Lavallette Region, July 25, 2003

23.2(1)

Independent Auditor’s Consent

23.2(2)

Consent of Independent Geologist

99.1

Property Report – Mineral Claims in the Lac Laparre and Lac Lavellete Areas

99.2

Property Report – Mineral Claims in the Lac Barou Area

99.3

Map

Undertakings

A.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

#

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on the 11th day of February, 2004.

OTISH RESOURCES, INC.

By:/s/   Stan Ford

Stan Ford, President,

Chief Executive Officer, Chief

Financial Officer, Controller, Director

and Secretary

By:/s/   Fred Cooper

Fred Cooper, Director

POWER OF ATTORNEY

The undersigned directors and officers of Otish Resources, Inc. hereby constitute and appoint Stan Ford, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:/s/   Stan Ford

President

Dated:   July 7 , 2004

Stan Ford

Chief Executive Officer,

Chief Financial Officer,

Controller, Director and

Secretary

By:/s/   Fred Cooper

Director

Dated:   July 7 , 2004

Fred Cooper

#

EXHIBIT 3.1

ARTICLES OF INCORPORATION

FOR

OTISH RESOURCES, INC.

The undersigned, desiring to form a corporation (the "Corporation") under the laws of the State of Delaware, hereby adopts the following Articles of Incorporation:

ARTICLE I

CORPORATE NAME

The name of the Corporation is Otish Resources, Inc.

ARTICLE II

PURPOSE

The Corporation shall be organized for any and all purposes authorized under state law.

ARTICLE III

PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

ARTICLE IV

SHARES

Section 4.1

Shares. The total number of shares which the corporation shall have the authority to issue is 110,000,000 shares which shall be divided into classes of which 10,000,000 shares having a par value of $0.01 shall be designated Preferred Stock and 100,000,000 shares having a par value of $0.0001 shall be designated common stock, of which 90,000,000 are Class A Common Shares and 10,000,000 are Class B Common Shares.

Section 4.2

Common Shares. The relative rights, preferences and limitations of the Class A Common Shares and Class B Common Shares are identical in all respects, except that the Directors are authorized to adopt an employee stock option plan and thereby establish the rights, preferences, powers, qualifications, limitations, or restrictions of the Class B Common Shares, subject to the limitations prescribed by law.

Section 4.3

Preferred Stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series, and any qualifications, limitations, or restrictions thereof.

#

Section 4.4

Other Powers of the Board of Directors With Respect to Shares.

(a)

The board of directors may effectuate dividends payable in shares by issuance of shares of any class or series to holders of shares of any other class or series.

(b)

The board of directors may issue rights and options to acquire shares upon such terms as the board of directors shall determine.

ARTICLE V

REGISTERED OFFICE AND AGENT

The registered office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, DE 19801.  The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE VI

INCORPORATOR

The name and address of the incorporator is John Heskett, 501 S. Johnstone, Suite 501, Bartlesville, Oklahoma, 74003.

I, the undersigned, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate and do certify that the facts herein stated are true.

Witness my hand this 20th day of February, 2003.

/s/ John Heskett

John Heskett, Incorporator

#

EXHIBIT 3.2

BYLAWS

OF

OTISH RESOURCES INC.

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

1.

CERTIFICATES REPRESENTING STOCK.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice_Chairman of the Board of Directors, if any, or by the President or a Vice_President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Delaware (General Corporation Law).  If any such certificate is countersigned or otherwise authenticated by a Transfer Agent or Transfer Clerk, and by a Registrar, a facsimile of the signature of the officers, the Transfer Agent or Transfer Clerk or the Registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall ceased to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.

FRACTIONAL SHARE INTERESTS.  The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share.  In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section 155 of the General Corporation Law.

3.

STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfer or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the corporation or with a Transfer Agent or a Registrar, if any, and on the surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4.

RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting not more than sixty days prior to any other action.  If no record date is fixed the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporation action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the Resolution relating thereto.  A determination of the stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.

MEANING OF CERTAIN TERMS.  As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a wavier thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon who the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6.

STOCKHOLDER MEETINGS.

_

  TIME.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the Directors.

_

  PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Directors may, from time to time, fix.

_

  CALL.  Annual meetings and special meetings may be called by the Directors or by any officer instructed by the Directors to call the meeting.

_

  NOTICE OR WAIVER OF NOTICE.  Notice of all meetings shall be in writing and signed by the President or a Vice_President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors must designate.  The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held.  A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation.  Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

_

  CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting _ the Chairman of the Board, if any, the Vice_Chairman of the Board, if any, the President, a Vice_President, or, if none of the foregoing is in office and present and acting, by a Chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as the Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a Secretary of the meeting.

_

  PROXY REPRESENTATION.  At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 212 of the General Corporation Law.

_

  INSPECTORS.  The Directors, in advance of any meeting, may, but need not, appoint one or more Inspectors of Election to act at the meeting or any adjournments thereof.  If an Inspector or Inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more Inspectors.  In case any person who may be appointed as an Inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat.  Each Inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.  The Inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him  or them and execute a certificate of any fact found by him or them.

_

  QUORUM.  Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion.  The stockholders present may adjourn the meeting despite the absence of a quorum.

_

  VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of Directors, a plurality of the votes cast shall elect.  Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power.  In the election of Directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

_

  STOCKHOLDER ACTION WITHOUT MEETINGS.  Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

ARTICLE II

DIRECTORS

1.

FUNCTIONS AND DEFINITION.  The business and affairs of the corporation shall be managed by the Board of Directors of the corporation.  The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity.  The use of the phrase "whole Board" herein refers to the total number of Directors which the corporation would have if there were no vacancies.

2.

QUALIFICATIONS AND NUMBER.  Each Director must be at least 18 years of age.  A Director need not be a stockholder or a resident of the State of Delaware.  The initial Board of Directors shall consist of one person.  Thereafter the number of Directors constituting the whole Board shall be at least one.  Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the Directors, or, if the number is not fixed, the number shall be two.  The number of Directors may be increased or decreased by action of the stockholders or of the Directors.

3.

ELECTION AND TERM.  Directors may be elected in the manner prescribed by the provisions of Sections 141 through 142 of the General Corporation Law of Delaware.  The first Board of Directors shall hold office until the first election of Directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any Director may resign at any time upon written notice to the corporation.  Thereafter, Directors who are elected at an election of Directors by stockholders, and Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of Directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  In the interim between elections of Directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of Directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

4.

MEETINGS.

_

  TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the Directors may conveniently assemble.

_

  PLACE.  Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

_

  CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice_Chairman of the Board, if any, or the President, or by a majority of Directors in office.

_

  NOTICE OR ACTUAL CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat.  Notice if any need not be given to a Director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

_

  QUORUM AND ACTION.  A majority of Directors then in office, at a meeting duly assembled, shall constitute a quorum.  A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of the Directors holding a majority of the voting power of the Directors, present at a meeting at which quorum is present, is the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of Directors held to fill vacancies and newly created directorships in the Board or action of disinterested Directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other.  Participation in a meeting by said means constitutes presence in person at the meeting.

_

  CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice_Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the Board, shall preside.

5.

REMOVAL OF DIRECTORS.  Any or all of the Directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

6.

COMMITTEES.  Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine.  Any such committee, to the extent provided in the Resolution or Resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp.  Each committee must include at least one Director.  The Board of Directors may appoint natural persons who are not Directors to serve on committees.

7.

WRITTEN ACTION.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all members of the Board or of the committee, as the case may be.

ARTICLE III

1.

OFFICERS.  The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice_Chairman of the Board, an Executive Vice_President, one or more other Vice_Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such title as the Resolution choosing them shall designate.  Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2.

QUALIFICATIONS.  Except as may otherwise be provided in the Resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice_Chairman of the Board, if any, need be a Director.

3.

TERM OF OFFICE.  Unless otherwise provided in the Resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4.

DUTIES AND AUTHORITY.  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the Resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incidental to their office except to the extent that such Resolutions or instruments may be inconsistent therewith.

ARTICLE IV

REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Delaware is the address of the initial Resident Agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Delaware, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto.  The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including the street and number, if any, where such stock ledger or duplicate stock ledger is kept.

ARTICLE V

CORPORATE SEAL OR STAMP

The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Otish Resources Inc., a Delaware corporation, as in effect on the date hereof.

WITNESS my hand and the seal or stamp of the corporation.

Dated: February 21, 2003

By:

/s/ Stan Ford

Stan Ford

President of Otish Resources Inc.

ATTEST:

/s/ Stan Ford

Secretary

[ S E A L ]

#

EXHIBIT 5.1

HESKETT & HESKETT

ATTORNEYS AT LAW

JACK HESKETT

                  501 SOUTH JOHNSTONE, SUITE 501

  TELEPHONE  (918) 336-1773

JOHN HESKETT

BARTLESVILLE, OKLAHOMA 74003

  FACSIMILE  (918) 336-3152

BILL HESKETT  (1933-1993)

  Email: hesklaw@cableone.net

20 November 2003

Stan Ford, President

Otish Resources, Inc.

#1000 355 Burrard Street

Vancouver, BC

Dear President Ford:

You have requested our opinion, as counsel for Otish Resources, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 5,481,004 shares of the Company’s common stock.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion.  It is our opinion that the shares of common stock, when issued, delivered, and paid for, will be fully paid validly issued and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ John Heskett

John Heskett

JFH:dc

#

EXHIBIT 10.1

LEE BARKER

Suite 501 – 55 University Ave.

Toronto, ON M5J 2H7

---------------------------------------------------------------------------------------------------------------------

April 1, 2003

Otish Resources Inc.

Suite 1000 – 355 Burrard Street

Vancouver, BC V6C 2G8

Attention: Stan Ford

Re:

Acquisition of Mineral Claims, Lac Lavallette Region, Central Quebec

The following terms and conditions are applicable for the sale of 11 mineral claim units near Lac Lavalette, Quebec Canada by Lee Barker (hereinafter referred to as “Mr. Barker”) to Otish Resources Ltd. (hereinafter referred to as “OR”)

a)

Mr. Barker will transfer title to eleven (11) mineral claim units listed in Exhibit “A” to OR within 21 days of this agreement.  These claims will be contiguous hard rock mineral claims covering in excess of 582 hectares.

b)

Mr. Barker will provide to OR within 21 day of this agreement a geological report summarizing the mineral claims, particulars of recent sampling and geological investigation, copies of all records, a budget for further work and recommendations, and all other information and material relevant to a geological report requisite for filing with the regulatory bodies.

c)

Mr. Barker will ensure that the claims shall be in good standing for at least 10 months from the date of this agreement.

d)

Mr. Barker shall sell 100% (one hundred percent) interest in the claims to OR subject to a 2 ½% Net Mineral Royalty NMR) and subject to OR spending a total of $16,500 US on a work program on the claims.  1 ½% of the NMR can be acquired for $1.0 million within 12 months from commencement of Commercial Production.  Advance royalties of $50,000 shall be paid annually commencing 36 months from the date of the execution of this agreement.

e)

If OR fails to make the advance royalty payments on the 36 moth anniversary of the signature of this agreement, as described in d) above, then OR agrees to transfer ownership of the subject mining claims to Mr. Barker within no less than a 10 day period.

f)

As part of the inclusive sale price, Mr. Barker will provide geological consulting services for the claims and will maintain the claims in good standing for a period of 36 months with exploration fees to be advanced by OR by July 15, 2003 for the 2003 work season.

OR shall:

i)

Pay $3,500 US to Mr. Barker upon delivery of report and transfer of property title.  This must be completed prior to June 15, 2003.

ii)

Pay $13,000 by July 1, 2003 for work to be carried out on the property this season.

Both parties agree that:

•

Time is of the essence

•

Any part of this agreement, in whole or in part, is assignable by either with no approvals required.

By signature witnessed below, the undersigned hereby acknowledge that they have read and understood and agree to the aforementioned terms.

/s/   Stan Ford

/s/   Lee Barker

Stan Ford, P. Eng.

Lee Barker, P. Eng.

President, Otish Resources Inc.

Date:  April 1/03

Date:  16-05-2003

Place:  Vancouver

Place:  Toronto

Witness:

Witness:

/s/   R. Kreller

Ruth Kreller

Print Name

Print Name

#

Footnotes to Agreement

1)

All dollar figures denoted in the currency of the United States of America.

2)

The total to be paid by OR to Mr. Barker or third parties for the claims is $20,000.

3)

Attached are definitions of NMR and ARP.

4)

As much as possible of the third party billings will be made directly to Otish Resource for payment.

#

EXHIBIT A

Mineral Claims being acquired by Otish Resource

	TITLE	MAP SHEET	SIZE (HA)	DATE EXP.

1	CDC 1064683	33 A02	52.97	2004-03-04
2	CDC 1064684	33 A02	52.97	2004-03-04
3	CDC 1064685	33 A02	52.97	2004-03-04
4	CDC 1064686	33 A02	52.97	2004-03-04
5	CDC 1064687	33 A02	52.96	2004-03-04
6	CDC 1064688	33 A02	52.96	2004-03-04
7	CDC 1064689	33 A02	52.96	2004-03-04
8	CDC 1064690	33 A02	52.96	2004-03-04
9	CDC 1064695	33 A02	52.95	2004-03-04
10	CDC 1064696	33 A02	52.95	2004-03-04
11	CDC 1064697	33 A02	52.95	2004-03-04

#

Advance Royalty Payments means from time to time payments to the Optionor by the Optionee before Commencement of Commercial Production of Minerals.

Commencement of Commercial Production, with respect o minerals means:

a)  If a mill is located on the subject property, the last day of a period of forty (40) consecutive days in which for not less than thirty (30) days, the mill processed Mineral or Rock from the Property at 60% of its rated capacity;

or

b)  If no mill is located on the Property, the last day of the first period of thirty (30) consecutive days during which Mineral or Rock has been shipped from the property on a reasonably regular basis for the purpose of earning revenues.

No period of time during which ore or concentrate is shipped from the Property for testing purposes or during which milling operations are undertaken as initial tune-up will be taken into account in determining the date of Commencement of Commercial Production.

Minerals means, the ores or concentrates of minerals, the rock that is part of such ores and concentrates sold by the Optionee.

Net Mineral Return means, for any period the difference between:

a)

the sum of:

i)

the gross proceeds received by the Optionee in that period from the sale of Minerals produced from the property to a party that is arms length to the Optionee, or that would have been received by the Optionee if the purchase of the Minerals were at arms length to the Optionee; and

ii)

in the case of the sale of Minerals that are ores that have not been processed in a Mill, the estimated cost that would have been incurred in crushing, and beneficiating such Minerals in a Mill as agreed by the parties or otherwise determined by a competent mining engineer;

and

b)

the sum of:

i)

all amounts paid on account of Advance Royalty Payments;

ii)

any insurance costs in connection with shipping such Minerals;

iii)

any costs of transport;

#

iv)

all costs of the Optionee associated with such sales involving handling, weighing, sampling, determination of water content, insuring and packaging;

v)

the costs of marketing, adjusted for rebates or allowance made or given;

vi)

any sales, severance, gross production, privilege or similar taxes (other than income taxes or mining taxes based on income) assessed on or in connection with the Minerals or the value thereof;

and

vii)

any treatment, beneficiation or other charges or penalties deducted by any smelter or refinery to which such Minerals are shipped that have not been previously deducted in the computation of gross proceeds.

Net Mineral Royalty means, the percentage of Net Mineral Return from time to time payable to the Optionor after Commencement of Commercial Production from the sale of Minerals.

#

EXHIBIT 10.2

LEE BARKER

Suite 501 – 55 University Ave.

Toronto, ON M5J 2H7

---------------------------------------------------------------------------------------------------------------------

May 15, 2003

Otish Resources Inc.

Suite 1000 – 355 Burrard Street

Vancouver, BC V6C 2G8

Attention: Stan Ford

Re:

Acquisition of Mineral Claims, Lac La Parre Region, Central Quebec

The following terms and conditions are applicable for the sale of 9 mineral claim units near Lac Lavalette, Quebec Canada by Lee Barker (hereinafter referred to as “Mr. Barker”) to Otish Resources, Inc. (hereinafter referred to as “OR”)

a)

Mr. Barker will transfer title to nine (9) mineral claim units listed in Exhibit “A” to OR within 21 days of this agreement.  These claims will be contiguous hard rock mineral claims covering in excess of 410 hectares.

b)

Mr. Barker will provide to OR within 21 day of this agreement a geological report summarizing the mineral claims, particulars of recent sampling and geological investigation, copies of all records, a budget for further work and recommendations, and all other information and material relevant to a geological report requisite for filing with the regulatory bodies.

c)

Mr. Barker will ensure that the claims shall be in good standing for at least 10 months from the date of this agreement.

d)

Mr. Barker shall sell 100% (one hundred percent) interest in the claims to OR subject to a 2 ½% Net Mineral Royalty NMR) and subject to OR spending a total of $16,500 US on a work program on the claims.  1 ½% of the NMR can be acquired for $1.0 million within 12 months from commencement of Commercial Production.  Advance royalties of $50,000 shall be paid annually commencing 36 months from the date of the execution of this agreement.

e)

If OR fails to make the advance royalty payments on the 36 moth anniversary of the signature of this agreement, as described in d) above, then OR agrees to transfer ownership of the subject mining claims to Mr. Barker within no less than a 10 day period.

f)

As part of the inclusive sale price, Mr. Barker will provide geological consulting services for the claims and will maintain the claims in good standing for a period of 36 months with exploration fees to be advanced by OR by July 15, 2003 for the 2003 work season.

OR shall:

i)

Pay $3,500 US to Mr. Barker upon delivery of report, transfer of property title and work program.  This must be completed prior to June 15, 2003.  This work will be carried out this season.

ii)

Pay $13,000 within 36 months from the date of this agreement toward the cost of exploration work to be carried out on the property.

Both parties agree that:

•

Time is of the essence

•

Any part of this agreement, in whole or in part, is assignable by either with no approvals required.

By signature witnessed below, the undersigned hereby acknowledge that they have read and understood and agree to the aforementioned terms.

/s/   Stan Ford

/s/   Lee Barker

Stan Ford, P. Eng.

Lee Barker, P. Eng.

President, Otish Resources Inc.

Date:  May 15/03

Date:  16-05-2003

Place:  Vancouver, BC

Place:  Toronto

Witness:

Witness:

/s/   R. Kreller

Ruth Kreller

Print Name

Print Name

#

Footnotes to Agreement

1)

All dollar figures denoted in the currency of the United States of America.

2)

The total to be paid by OR to Mr. Barker or third parties for the claims is $20,000.

3)

Attached are definitions of NMR and ARP.

4)

As much as possible of the third party billings will be made directly to Otish Resource for payment.

#

Advance Royalty Payments means from time to time payments to the Optionor by the Optionee before Commencement of Commercial Production of Minerals.

Commencement of Commercial Production, with respect o minerals means:

a)  If a mill is located on the subject property, the last day of a period of forty (40) consecutive days in which for not less than thirty (30) days, the mill processed Mineral or Rock from the Property at 60% of its rated capacity;

or

b)  If no mill is located on the Property, the last day of the first period of thirty (30) consecutive days during which Mineral or Rock has been shipped from the property on a reasonably regular basis for the purpose of earning revenues.

No period of time during which ore or concentrate is shipped from the Property for testing purposes or during which milling operations are undertaken as initial tune-up will be taken into account in determining the date of Commencement of Commercial Production.

Minerals means, the ores or concentrates of minerals, the rock that is part of such ores and concentrates sold by the Optionee.

Net Mineral Return means, for any period the difference between:

a)

the sum of:

i)

the gross proceeds received by the Optionee in that period from the sale of Minerals produced from the property to a party that is arms length to the Optionee, or that would have been received by the Optionee if the purchase of the Minerals were at arms length to the Optionee; and

ii)

in the case of the sale of Minerals that are ores that have not been processed in a Mill, the estimated cost that would have been incurred in crushing, and beneficiating such Minerals in a Mill as agreed by the parties or otherwise determined by a competent mining engineer;

and

b)

the sum of:

i)

all amounts paid on account of Advance Royalty Payments;

ii)

any insurance costs in connection with shipping such Minerals;

iii)

any costs of transport;

#

iv)

all costs of the Optionee associated with such sales involving handling, weighing, sampling, determination of water content, insuring and packaging;

v)

the costs of marketing, adjusted for rebates or allowance made or given;

vi)

any sales, severance, gross production, privilege or similar taxes (other than income taxes or mining taxes based on income) assessed on or in connection with the Minerals or the value thereof;

and

vii)

any treatment, beneficiation or other charges or penalties deducted by any smelter or refinery to which such Minerals are shipped that have not been previously deducted in the computation of gross proceeds.

Net Mineral Royalty means, the percentage of Net Mineral Return from time to time payable to the Optionor after Commencement of Commercial Production from the sale of Minerals.

#

EXHIBIT A

Mineral Claims being acquired by Otish Resource

	TITLE	MAP SHEET	SIZE (HA)	DATE EXP.

1	CDC 1079904	23 D04	44.73	2004-03-25
2	CDC 1079905	23 D04	67.14	2004-03-25
3	CDC 1079906	23 D04	47.19	2004-03-25
4	CDC 1079907	23 D04	34.64	2004-03-25
5	CDC 1079908	23 D04	34.58	2004-03-25
6	CDC 1079909	23 D04	27.28	2004-03-25
7	CDC 1079910	23 D04	52.81	2004-03-25
8	CDC 1079911	23 D04	66.81	2004-03-25
9	CDC 1079912	23 D04	34.95	2004-03-25

#

OTISH RESOURCES INC

1000-355 Burrard Street

Vancouver, British Columbia V6C 2G8

Canada

Stanley R. Ford, P.Eng., MBA

President

Telephone:  (604) 687-5257

Facsimile:   (866) 462-1321

Lee Barker

Suite 501 55 University Ave

Toronto ON M5J 2H7

July 22, 2003

Attention: Lee Barker

Re:  Net Mineral Royalty (NMR) for Staking Otish Mountain Claims

Dear Lee:

Otish Resources Inc grants you a 21/2% Net Mineral Royalty for the claims outlined in the attached Application 10088 to the Quebec Government.

Otish Resources Inc can acquire 11/2% of the 21/2% NMR for $1,000,000 Cdn within 12 months from commence of commercial Production.

Yours very truly,

Otish Resources, Inc

Stanley R. Ford, P.Eng., MBA

President

w/Encls.

I, Lee Barker have read the above and agree to the terms and conditions outlined.

Lee Barker

Date:

#

EXHIBIT 10.3

Lac Barou Property

NOTICE OF MAP DESIGNATION

A confirmation code is assigned to every Notice of Map Designation received by GESTIM.  This code allows a user, with the help of a registrar, to cancel an application that has been sent but not paid for.  To cancel an application, you must provide specific details that can be found on this page.

Application No.

:

10088 (Awaiting Payment)

Creation Date

:

2003/07/17  11:29:45

Confirmation Code

:

325094122

User

:

Ministere Des Ressources Naturelles

Applicant(s) / Titleholder(s)

Representative Registration No.

Name

Category Ownership %

X

Otish Resources Ltd.

Company

100%

Designated Parcels of Land

NTS Sheet:  33A01

Cellule (rangee)	Colonne	Area (ha)	Registration Fees ($CAN)

0004	0047	53,04	105,00
0004	0048	53,04	105,00
0004	0049	53,04	105,00
0004	0050	53,04	105,00
0005	0047	53,03	105,00
0005	0048	53,03	105,00
0005	0049	53,03	105,00
0005	0050	53,03	105,00
0005	0051	53,03	105,00
0006	0049	53,02	105,00
0006	0050	53,02	105,00
0006	0051	53,02	105,00
0007	0049	53,01	105,00
0007	0050	53,01	105,00
0007	0051	53,01	105,00

Number of polygons:

15

Total:

1 575,00

#

EXHIBIT 10.4

DIADEM RESOURCES LTD.

330 BAY STREET, SUITE 830, TORONTO, ON M5H 2S8 CANADA

PHONE:  416-369-7217                                           FAX: 416-369-6088

E-Mail: paul carrol @ diademresources . com

Otish Resources Inc.

Suite 1000

355 Burrard Street

Vancouver, BC V6C 2G8

Attention: Stanley Ford

RE: Otish Mountain Diamond Project, Quebec. Canada.

Dear Sirs:

This letter constitutes an offer by Diadem Resources Ltd. ("Diadem") to option from your company (it being understood that identical offers are being made to other companies, each herein individually called a "Contributor" and collectively called the "Contributors"), those certain mining claims (the "Optioned Claims") in the Province of Quebec, Canada set forth in Schedule 1 annexed hereto on the terms hereinafter set forth.

1.  Acquisition Costs and Work Completed: Set forth in Schedule 1 annexed hereto is a complete listing of the Optioned Claims and the acquisition and staking costs applicable to each of the Optioned Claims and the value of the work performed by or on behalf of the Contributor in respect of the Optioned Claims, in each case up to the date of this letter. Such information has been provided to Diadem by the Contributor in respect of the Optioned Claims to be contributed by the Contributor. The amounts of the acquisition and staking costs and the value of work performed in respect of the Optioned Claims and any encumbrances affecting the Optioned Claims, including any royalties, also are as set forth in Schedule 1 and such info mo ion will be subject to verification by Diadem.

2.  Representations by Contributor: The Contributor represents, with respect to those Optioned Claims held and to be contributed by it as set forth in Schedule 1, that all statements made in Schedule 1, are true and accurate in all material respects. The Contributor further represents, with respect to the Optioned Claims held by it as set forth in Schedule 1, (1) that the Optioned Claims are in good standing under the applicable Quebec mining legislation and regulations, (ii) that all payments in respect of the Optioned Claims required to be made either to the Government of Quebec or Canada or any political subdivision thereof or to any other person or company have been made, (iii) that, as a result, the Optioned Claims shall continue to be in good standing until at least November 1, 2003 and (iv) that the Optioned Claims are free of all encumbrances, including royalties. All representations made herein by the Contributor will survive the completion of the acquisition of the Optioned Claims.

3.  Exploreco and Exploreco Share Capital: Diadem proposes to incorporate under the Canada Business Corporations Act a wholly-owned subsidiary ("Exploreco") which will be the entity to exercise the option herein contained. Exploreco will have the following authorized share capital:

#

2

an unlimited number of Common Shares, to be wholly-owned by Diadem an unlimited number of Exchangeable Preferred Shares Series A ("Series A Shares")

an unlimited number of Exchangeable Preferred Shares Series B ("Series B Shares")

The Common Shares will be without par value, fully voting and fully participatory. The Series A Shares will have a par value of C$1.00 per share and will be non-voting, non dividend bearing and rank first against the assets of Exploreco. The Series B Shares also will have a par value of C$1.00 per share and will be non-voting, non dividend bearing and will rank pari passu with the Series A Shares against the assets of Exploreco. The Series A and Series B Shares will be exchangeable, at the option f either (i) Diadem or (ii) any of the holders of the Series A and Series B Shares, for common shares of Diadem, at any time after December 31, 2004 and up to December 31, 2006.  The basis of the exchange will be the par value of the Series A and Series B Shares divided by the weighted average price per Diadem common share, expressed as a decimal fraction, of the market value per share of the Diadem common shares during the 3 month period ended December 31, 2004.

4.  Acquisition of Optioned Claims: Diadem will have the right to cause Exploreco to acquire any or all of the Optioned Claims from the Contributor for aggregate consideration consisting of (a) the issue to the Contributor of a number of Series B Shares having a par value equal to the aggregate of (i) the respective acquisition and staking costs applicable to each of the Optioned Claims and (ii) the value of work performed by or on behalf of the Contributor In respect of the Optioned Claims, in each case up to the date of this letter and as set forth in Schedule 1; and (b) a gross royalty ("Royalty") of 2% of the net proceeds to Exploreco of the sale of any minerals or precious stones derived from a mine located on the Optioned Claims contributed by the Contributor as set forth in Schedule 1. Any royalty payable to a third party in respect of any of the Optioned Claims as set forth in Schedule 1 shall be netted out of the net proceeds to Exploreco in calculating any Royalty payable pursuant to paragraph 4(b) in respect of such Optioned Claims. If Diadem elects to acquire Optioned Claims from the Contributor it shall acquire all, not part only, of the Optioned Claims held by the Contributor alone or in joint venture with any other person as disclosed in Schedule 1. However, if any of the Optioned Claims are held in joint venture with any other person, Diadem shall have no responsibility to enquire into the relative percentage interests of those persons or any underlying arrangement between them and any Series B Shares shall be issued in their joint names and any royalty payments shall be paid to them jointly. Diadem shall exercise the option herein not later than July 31, 2003 and, if exercised, the option will be closed not later than August 29, 2003. On or before closing, the Contributor will supply Exploreco with all technical data and maps in its possession or under its control relating to the Optioned Claims as well as all till samples and core, and will allow Exploreco to have access to its executives and consultants to review past activity on or in respect of the Optioned Claims.

5.  Mine Construction; Repurchase of Royalties: If Diadem or Exporeco decides to place one or more diamond or other mines (individually, a "Mine") into commercial production on any of the Optioned Claims it shall have the right to acquire the Royalty applicable to that Mine from the Contributor (i) at any time up to 90 days after completion of a bankable feasibility study for such Mine in consideration of the payment to the Contributor of the sum of C$1,500,000 in cash or (ii) thereafter at any time up to 12 months after commencement of commercial production from that Rhine in consideration of the payment to the Contributor of the sum of C$2,500,000 in cash.

3

6.  Exploration of Claims: It would be the intention of Exploreco to review all geological data for each claim group, especially in light of activity of other companies in the area such as Ashton Mining, Dios Exploration and Majescor. We plan to utilize the services of Lee Barker in association with Roscoe Postle Associates Inc. to assist us in formulating programs and budgets. After a review of all technical data we would anticipate plotting all anomalies on topographical maps and identifying targets which can then be ranked and prioritized for field exploration and possible till sampling.

7.  Budgets and Funding: We have developed a very preliminary budget in the range of C$1.0 to C$1.5 million for carrying out this work, commencing in August, 2003. For this purpose we may utilize Series A Shares to raise flow-through share funding for Exploreco.

8.  Rights of Exploreco:  Exploreco shall have the complete carriage of exploration of the Optioned Claims, the development of any damond or other mine, the construction and financing of any. mine and the marketing of any minerals or precious stones de-lived there rorn. Without limithg the foregoing, Exploreco ,may drop any of the Optioned Claims in its discretion; provided that if it intends to drop any of the Optioned Clams prior to December 31, 2003 it shall first advise the Contributor and offer the Optioned Claims back to the Contributor at the original cost thereof to Exploreco. In such case, if the Contributor accepts the offer and re-acquires such Optioned Claims it shall acquire them together with any work performed by Exploreco on such Optioned Claims and the related Series B Shares would be cancelled as would any related Royalty granted to the Contributor.

9.  Additional Claims: Exploreco shall have the right to acquire any additional claims in the area of the Optioned Claims, or elsewhere, at its cost. If the Contributor shall acquire or have the right to acquire or have any interest in any additional claims within a radius of 100 km ("Exclusive Area") of the Renard 65 kimberlite discovery of the Ashton-Soquem joint venture, the Contributor shall first offer to Exploreco the right to acquire such additional claims at the Contributor's cost.

If this proposal is acceptable, please sign and return a copy of this letter.

Yours very truly,

The foregoing is hereby agreed

DIADEM RESOURCES LTD.

OTISH RESOURCES INC.

/s/   Paul A. Carroll

/s/   Stanley Ford

Paul A. Carroll

Stanley Ford

President and CEO

President

#

EXHIBIT 10.5

LEE BARKER

Suite 501 – 55 University Ave.

Toronto, ON M5J 2H7

________________________________________________________________________

July 25, 2003

Otish Resources Inc.

Suite 1000 – 355 Burrard Street

Vancouver, BC V6C 2G8

Attention: Stan Ford President

Re:

Revisions to April 1st, 2003Acquisition of Mineral Claims

Lac Lavallette Region, Central Quebec

Dear Stan:

In recognition that Otish Resources, Inc. (“OR”) will be optioning the 11 mineral claims to Diadem Resources Inc. the following clauses of the April 1st 2003 agreement are to be revised.

Clause d)

Mr. Barker shall sell 100% (one hundred percent) interest in the claims to OR subject to a 2 ½%

Net Mineral Royalty (NMR) and subject to OR spending a total of $16,500 US on a work

            Program on the claims. 1 ½% of the NMR can be acquired for $1.0 million within 12 months

            From commencement of Commercial Production. Advance royalties of $50,000 shall be paid

            Annually commencing 36 months from the date of the execution of this agreement.

Revised Clause d)

Mr. Barker shall sell 100% (one hundred percent) interest in the claims to OR subject to a two (2) % Net Mineral Royalty (NMR) and no work requirement on the property. If OR decides to place one or more diamond or other mines (individually, a “Mine”) into commercial production on any of the Optioned Claims it shall have the right to acquire the Royalty applicable to that Mine from the Mr. Barker (i) at any time up to 90 days after completion of a bankable feasibility study for such Mine in consideration of the payment to the Mr. Barker of the sum of C$1,500,000 in cash or (ii) thereafter at any time up to 12 months after commencement of commercial production from that Mine in consideration of the payment to the Mr. Barker of the sum of C$2,500,000 in cash. No advance Royalties are required to be paid.

Clause e)

If OR fails to make the advance royalty payments on the 36 month anniversary of the signature of this agreement, as described in d) above, then OR agrees to transfer ownership of the subject mining claims to Mr. Barker within no less than a 10 day period.

Revised Clause e)

This clause is removed in its entirety

Clause f)

As part of the inclusive sale price, Mr. Barker will provide geological consulting services for the claims and will maintain the claims in good standing for a period of 36 months with exploration fees to be advanced by OR by July 15, 2003 for the 2003 work season.

   Revised Clause f)

            As part of the inclusive sale price, Mr. Barker will provide geological consulting services for the claims. No exploration fees are required.

OR shall:

Clause ii)

Pay $13,000 by July 1, 2003 for work to be carried out on the property this season.

Revised Clause ii)

             This Clause is removed in its entirety

By signature witnessed below, the undersigned hereby acknowledge that they have read and understood and agree to the aforementioned revisions to the terms of the April 1st, 2003 agreement.

/s/ Stan Ford

/s/ Lee Barker

Stan Ford, P. Eng.

Lee Barker, P. Eng.

President, Otish Resources Inc.

Date:  July 25/2003

Date:  July 25, 2003

Place:  Vancouver B.C.

Place:  Toronto, Ontario

Witness:

Witness:

/s/   Chad Klein

/s/   Ruth Kreller

Chad Klein

Ruth Kreller

Print Name

Print Name

Footnotes to Agreement

Clause 2

The total to be paid by OR to Mr. Barker or third parties for the claims is $20,000.

Revised Clause 2

              The total to be paid by OR to Mr. Barker or third parties for the claims is $3,500.

#

EXHIBIT 23.2(1)

Consent of Independent Auditors

To the Board of Directors

  Otish Resources, Inc.

  Vancouver, British Columbia, Canada

We hereby consent to the incorporation in this Form SB-2 Registration Statement of our report dated September 29, 2003 relating to the financial statements of Otish Resources, Inc. for the period from February 20, 2003 (Inception) through August 31, 2003.

July 8 , 2004

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas

#

EXHIBIT 23.2(2)

CONSENT OF INDEPENDENT GEOLOGIST

I have reviewed Otish Resources, Inc.’s Form SB-2/A filing, I hereby provide my consent for the reference to my reports on the Mineral Claims in the Lac Laparre, Lac Barou and Lac Lavallette Areas, Otish Mountains Area, Baie James Region, Quebec.  I hereby consent to the use of my name as a consultant to the Company.

/s/   D. George Cargill

D. George Cargill, Ph.D., P.Eng.,

Consulting Geological Engineer

February 10, 2004

#

EXHIBIT 99.1

PROPERTY  REPORT

For

OTISH RESOURCES LTD.

On

MINERAL CLAIMS IN THE LAC LAPARRE,

 and LAC LAVALLETTE AREAS

NTS AREAS 23D04, 33A02

OTISH MOUNTAINS,

BAIE JAMES REGION, QUEBEC

Cargill Geological Consultants,

May 25th , 2003

BACKGROUND - SUMMARY

Otish Resources Inc. (‘OR’) has acquired several claim groups in NTS areas 33A02 (Lac Lavallette), and 23D04 (Lac Laparre) of the Otish Mountains diamond exploration area in the Baie James region of northern Quebec. The claims were staked based on an interpretation of reprocessed Canadian government aeromagnetic survey data and they require further exploration to assess their potential to host discrete intrusives that could be similar to the diamondiferous kimberlitic bodies recently discovered in the region.

Extensive exploration in the area over the last 3-4 years has resulted in the discovery of a cluster (Renard Pipes) of potentially commercial, diamond bearing kimberlite pipe intrusions by the Ashton Canada - Soquem joint venture approximately 75 km. north and west of the OR claim groups. Several kimberlites have also been discovered in NTS area 33A11, approximately 20 km. to the west and east of the OR claims by the recent Ditem Explorations – Pure Gold Resources joint exploration program on their Tichegami Project (H1,2,3 pipes)

The OR claims cover discrete aeromagnetic anomalies that may be related to mafic or ultramafic intrusive bodies similar to kimberlite, the host rock for most primary diamond deposits worldwide. In most cases these anomalies were selected on the basis of their association with a regional group of northwest trending diabase dykes that may represent old deep fracture systems that can serve to localize the intrusion of younger intrusive bodies such as kimberlite.

The 11 claims (560ha) in NTS area 33A02 (Lac Lavallette), are positioned to cover such targets.

In addition to covering aeromagnetic targets , the 9 claim (410 ha.) group located in NTS 23D04 ( Lac Laparre area) ,covers a uranium showing discovered in 1983, known as the Marc-Andre zone. This zone is also associated with a mafic intrusive, and may have potential for other minerals including copper and gold. It is of interest to note that the first discoveries of kimberlite in the region near Beaver Lake in NTS area 32P16, south and west of the OR claims, were made during the extensive uranium exploration activity that took place in the Otish Mountains area during the late 1970’s and early 1980’s.

An exploration program comprising surface prospecting, and overburden- glacial till sampling for kimberlite indicator minerals is recommended for the OR claim groups during the 2003 field season. Till samples should be carefully taken down the glacial ice transport direction from the discrete aeromagnetic targets.

The Marc-Andre zone should be examined, resampled and analyzed for base and precious metals, and all exploration data for the area reviewed for information that could be of use in kimberlite exploration.

The estimated cost of the initial 2003 summer field program is  (in Canadian funds), is $25,000 for the Lac Laparre claims. Work on the other claim group in the Lac Lavallette area is budgeted at  $28,300 but is planned for early 2004.

This report is written by the author based on a review of government geological and geophysical information, reports filed on SEDAR by other exploration companies operating in the area, press releases made by those companies, and discussions with colleagues having personal experience operating in the area during the 2002 field season on behalf of a number of clients.

TENURE

Otish Resources Inc. holds the claim groups as staked mineral claims, under terms of the Quebec mining regulations. They are in good standing until B and March 25th 2004 ( Lac Laparre Area) respectively. The claims were acquired from an independent staker who map designated them through the Quebec GESTIM System, and are subject to a 2 ½ percent Net Mineral Royalty payable on commercial production (of which 1 ½ percent can be purchased for $1.0 million within 12 months from commencement of commercial production) and certain expenditure commitments. The claims each require $785 dollars worth of eligible assessment work expenditures to be made and filed in the first two years after the claims have been map designated.  A list of claim numbers and expiry dates is attached to the rear of this report.

No exploration work has been conducted by Otish Resources Inc. on the claims as of the date of this report. There are no known mineral resources or reserves on the claim groups.

LOCATION AND ACCESS

The OR claim groups are located in the Baie James area of northern Quebec approximately 300 km. north of the town of Chibougamau. Extensive hydroelectric power development has taken place in the region over the past 30 years. The La Grande River (LG-2, LG-4) power development access road system passes approximately 180 km. to the north and west of the OR claim areas, and there is a winter road to the former producing Eastmain Mine site (now owned by Campbell Resources) which passes through the area approximately 20 km. west of the OR - Lac Laparre Area claims and 20  km. east of the OR claims in  the Lac Lavallette Area.

There is also a 900 metre useable airstrip at the Eastmain mine site and full facilities are available there to service conduct exploration programs. In 2002 the site was operated by Roscoe Postle Associates, Geological Consultants, to conduct exploration programs on behalf of a number of clients.

The Eastmain River  system trends northeasterly through the region to the north of the OR claim areas and also provides access to the area with float equipped aircraft.

Access  internally in the area is via helicopter or float equipped aircraft. Chibougamau, or Mistassini Post to the south  provide the nearest supply bases for provisions, fuel, and other logistics support. Float equipped aircraft are available for seasonal charter from Temiscamie, approximately 150 km to the southwest, Lac Polaris ( on the La Grande LG-4  road system) 200 km. to the northwest, and at LG-2 300 km. to the  west, or from  Mistassini/Chibougamau. Scheduled air service from Montreal and elsewhere in Quebec is available into Chibougamau, and Radisson (LG-2).

Wheel equipped aircraft up to DC-3 size can use the Eastmain airstrip and helicopters are available for casual or longer term charter from Chibougamau, Polaris or bases elsewhere in Quebec.

The Eastmain Mine access road is proposed for sequential  upgrading to all weather status, beginning at the southern end,  during the next 2-3 years  in order to salvage the  timber along the route which was damaged during the extensive forest fires that burned much of the area during the summer of 2002.

TERRAIN / TOPOGRAPHY / WEATHER

The area is characterized by typical boreal forest, and typical Canadian Shield terrain resulting from recent glacial retreat and disrupted drainage patterns. These are crossed by major northeast trending river courses such as the Eastmain system and its tributaries draining into James Bay. Recent and past forest fires have destroyed spruce, pine and birch tree stands and left many open scarred areas. Lakes are often shallow and rocky. There are numerous flat open, wet areas of peat (string bog) and southwest trending esker (glacial melt water river bed) systems. Elevations vary from over 1100 metres in the Otish Mountains to the south of the main diamond exploration areas to an average of approximately 400-500 metres in the lower areas to the north and west.

Terrain is rolling and hummocky in the areas of the OR claims with average elevations of about 450 –500 metres.

Local weather is highly variable with most systems moving across the area from James Bay to the west-southwest. The summer field season usually begins in late May and ends in October. All season exploration activities including during the spring break up and autumn freeze up periods can be operated using the Eastmain airstrip for logistics support, and helicopters for internal operations.

EXPLORATION HISTORY

Various parts of the area have been explored for various commodities for the past 50-60 years.

Early base metal and precious metal prospecting activities utilized the river systems for access. Regional geological mapping and aeromagnetic surveys were completed by the mid 1960’s and basic data attracted a variety of exploration groups looking for various base  precious metals and uranium  depending on commodity cycles.  A number of copper, gold and uranium showings were discovered by these programs and the Eastmain Gold Mine, (a sulphide iron formation gold deposit) was operated briefly by MSV Resources in the mid 1990’s. It shipped ore by road to Chibougamau for custom milling , but closed in 1996-7 due to a combination of road problems ( early breakup ) and low gold prices.

More recently, since the early 1990’s when diamond exploration in Canada began to expand after the discoveries in the Northwest Territories, the central part of northern Quebec was recognized as a fundamental geologically favourable area for the occurrence of commercial primary diamond deposits hosted in kimberlitic intrusions. The area is part of the geologic region known as the Superior Craton ( a geologically very old area of thick stable crustal rocks representing the core of part of the north American continent). Empirical observations about the occurrence of commercial kimberlite hosted diamond deposits worldwide indicate that cratons host the majority of commercial primary diamond deposits, and such areas are prime areas for exploration for such deposits. The Superior Craton is the largest craton in the world .

Based on this knowledge,  a number of major diamond exploration groups (BHP Billiton, Ashton Canada, Soquem, De Beers, and a few junior exploration companies, Majescor, Ditem etc.) began regional sampling programs for diamond indicator minerals programs in various parts of northern Quebec in the mid to late 1990’s. The kimberlite discovery at Beaver Lake by Uranerz during the uranium exploration period in the early 1980’s was clear evidence of potential for the region and the new evaluation of this area by Ditem and ongoing regional work by the majors in the mid 1990’s eventually  lead to the subsequent discoveries of diamond bearing kimberlite bodies in several areas including the promising discovery (by the Ashton Canada - Soquem joint venture)  of the Renard kimberlite clustre  near Lac Emmanuel in NTS area 33A16 to the north of the OR claim areas.

Following the announcement of the discovery of diamonds in the initial tests of the Renard kimberlitic bodies, a major ‘staking rush’ took place in the area in late 2001 and early 2002. Many junior exploration companies acquired either large contiguous claim groups or smaller isolated blocks covering airborne magnetic anomalies or areas that were selected using other geologic or geophysical criteria. Majescor Resources, a Quebec based exploration company and major landholder in the area entered into a joint venture with BHP Billiton Diamonds on claim areas which surrounded the Renard  discoveries, and a drill program was undertaken by BHP  in the late winter and early spring of 2001. The program failed to find any kimberlites and this, coupled with disappointing results by Majescor on its high profile Wemindji kimberlite project 400 km. west of the Otish area, led to a  diminished interest by the investment community in financing new work by the other Juniors holding claims in these areas.

A number of companies persisted however and indicator mineral sampling programs, airborne geophysical surveys and drilling were undertaken by several companies and joint ventures. These included Ditem and the Ditem - Pure Gold joint venture , Melkior Resources, the Majescor- Canabrava joint venture , Dios Exploration, Gold Summit Mines, Stratabound Resources, Sparton Resources, Consolidated Thompson Lundmark Gold Mines, and Bard Ventures. Three new kimberlite pipes were found during 2002 and early 2003 by the Ditem - Pure Gold  joint venture and Ditem (H1, H2, H3 pipes) these are located about 20 km. north of the original Beaver Lake discovery , and 70 km. south of the Renard cluster.

With continued encouragement being reported by Ashton on diamond testing of the Renard pipes more exploration is expected to take place in 2003. Recently Dios Exploration announced a joint venture with De Beers Canada on its claim areas located between the Renard and Beaver Lake pipe clusters. A number of other companies are expected to conduct exploration programs in the region this summer.

Detailed information about the diamond exploration activities of several of these companies in the Otish Mountains Area, can be found in the SEDAR regulatory filings submitted by these organizations.

REGIONAL GEOLOGY

The central part of the region is underlain by dominantly migmatitic  gneisses of granitic or granodioritic composition , with a synformal belt of supracrustal metavolcanic and metaedimentary rocks trending easterly  through the NTS Areas 33A7,8, and 23D5, 12.

To the south, the Otish Mountains are underlain by Proterozoic continental clastic sediments of the Peribonka and Indicateur Formations of the Otish Group, These rocks, and the unconformity at their lower contact with the Archaen  gneisses were the historic targets for uranium exploration. The Marc Andre Uranium occurrence on the OR claims in the Lac Laparre area is hosted in the faulted contact zone between gabbro and sediments of the Indicateur Formation.

Base metal and Precious exploration programs have historically focussed on the greenstone areas ( Eastmain Gold  deposit) and  there is a large low grade copper occurrence in the northeast corner of NTS area 33A3 ( Windy Mountain deposit) . A number of lenticular ultramafic bodies ( periditotite and pyroxenite)  are associated with the south margin of the greenstone area and have been targets for  copper – nickel exploration. Several of these bodies occur in The Lac Lavallette area  to the west of the OR claim blocks.

A number of northwest trending Proterozoic diabase dykes trend through the area, and have been mapped or can be seen on aeromagnetic maps.  There is also geophysical evidence of a conjugate set of northeasterly trending diabase dykes and possibly a north trending  set of these younger bodies as well.  The occurrence of the strong deep seated structures that host these dykes is favourable for kimberlite emplacement , and is an empirical association with many productive kimberlite areas in Canada, Siberia, and Africa. One strong northwest trending dyke trends through the Lac Barou area near the OR claims, and the projected extension of a similar feature passes southeasterly through the Lac Laparre area as well.

All of the known important kimberlite occurrences found to date in the region are thought to occur in gneissic terrain.

OR CLAIMS, GEOLOGY / MINERALIZATION

The OR claims in the Lac Lavallette Area (NTS 33A02)  are underlain by migmatitic gneisses of granitic or granodioritic composition. A strong northwest trending diabase dyke trends through the area and the government airborne data shows a number of apparently discrete magnetic anomalies near this dyke, some of which have been covered by the OR claims. These are the targets for the recommended exploration program outlined below. There are also a number of mafic or ultramafic bodies mapped in the area and these should be checked for correct lithologic identification. Two kimberlite pipes , H-1, H-2 were found in 2002, approximately 20 km  east of the OR claims in the Lac Lavallette area by PureGold Resources and Ditem Explorations on their joint ventured Tichegami project. They were not found to be significantly diamondiferous. These may be related to a northwest trending structure which passes through  the OR claims, and could host other pipes. The Beaver Lake kimberlite , is located about 20 km to the southeast of the OR claims in 33A02. It was the first kimberlite found in the region and attracted much of the early exploration attention. I t is presemntly held by Ditem Explorations . Several small diamonds have been recovered from this occurrence. It is significant that kimberlites usually occur in clusters of pipes around the world , and the average diameter of a cluster is about 50 km. both the OR claim groups are positioned within the area of a possible cluster of pipes having the H1, H2, and Beaver Lake pipes at its western margin.

In the Lac Laparre Area (NTS 23D04), the OR claims are underlain by the lower units of the Indicateur Formation comprising arkoses, orthoquartzites and conglomerates. These are intruded by a (reportedly ‘variably textured’) gabbro unit and the fractured and sheared contact between these rock types is reported to be the host of the Marc-Andre uranium occurrence. The alteration associated with the uranium mineralization is reported to be hematitization and  silicification, with noticeable epidote, tourmaline and limonite as accessory minerals. Assays on selected samples indicated up to 0.26% U3O8, but values are not reported for other base or precious metals which could be associated with this zone. There are a number of discrete aeromagnetic anomalies seen on the government data which are covered by the OR claims in this area.

No other  mineral occurrences are reported from the immediate OR claim areas, with the exception of the “Marc-Andre” uranium occurrence on the claims in the Lac Laparre area in NTS 23D04, and the H1.H2 and Beaver Lake kimberlites in NTS areas 33A01 and 32P16

There are no known mineral reserves or resources on any of  the OR claims.

RECOMMENDED EXPLORATION PROGRAM AND BUDGET

A program of glacial till sampling the aeromagnetic anomalies in each of the claim areas is recommended. In addition prospecting and re-examination of the Marc –Andre uranium occurrence should be undertaken and the host rocks carefully examined for the possible occurrence of kimberlitic material.

Till samples should be taken is a pattern covering a 180 degree arc centred on an azimuth of approximately 200 degrees, in order to cover the locally variable glacial transport direction. Where possible, 3-5 samples spaced approximately 100 metres apart should be positioned to cover an area 200-300 metres down ice from the magnetic target. Samplers should select sites to attempt to retrieve primary, (basal) locally derived, till material as far as possible and examine local rock fragments in the glacial debris for evidence of magnetic lithologies that could be the source for the aeromagnetic features. The area is locally characterized by a hard, iron oxide cemented gravel layer just below the surface organic soil material and this layer must be fully penetrated in the sample pits to access proper glacial till material.

The till samples should be processed using conventional techniques by a reputable laboratory to produce heavy mineral concentrates in the size range plus 0.25 mm and minus 1.0 mm. These correspond to standard mesh sieve sizes of approximately plus 60 mesh and minus 10 mesh. The heavy mineral concentrates should be examined by a trained mineralogist capable of identifying kimberlitic indicator minerals. These mineral grains if found should be extracted form the concentrates and sent to a reputable laboratory for microprobe analysis and confirmation of possible kimberlitic origin.

Based on a preliminary examination of the aeromagnetic data there are approximately 6-8 anomalous targets that should be prospected and sampled. This work could be easily completed in a 10day period working out of the Eastmain mine site and using a chartered helicopter. A two person crew  (geologist and assistant) would be required.

Separate budgets are submitted for each of the property areas. as to $28,600 for the Lac Laparre(2003 Program) claims and $28,300 for the Claims in NTS area 33A02, Lac Lavallette (2004 Program) as follows:

BUDGET BREAKDOWN

I – Lac Laparre Claims

Mobilization-Demob. Share

-- $2500

Geologist, 10 days @ $400

--$4000

Assistant, 10 days @$150

--$1500

Helicopter charter, 4.5 hours @$1100.00 per hour

--$4950

Accommodation, food, etc 12 man days @$150

--$1800

Sample processing, mineralogy, 16 samples @ $250

--$4000

Microprobe analyses, assaying

--$1750

Report writing , supervision,

--$4200

Miscellaneouis Supplies , sample bags,

--$1100

Total Lac Laparre claims = $25,800(2003 Program)

II – Lac Lavallette Claims(2004 Program

Mobilization-Demob. Share

--$2500

Geologist 8 days @ $400

--$3200

Assistant 8 days@ $150

--$1200

Helicopter Charter 7.5 hours @ $1100

--$8250

Accommodation, food, 8 man days@ $150

--$1200

Sample Processing , mineralogy 14 samples @$250

--$3500

Microprobe analyses

--$  750

Report writing, supervision,

--$5800

Miscellaneous Supplies, sample bags,

--$1900

Total Lac Lavallette Claims = $28,300 (2004 Program)

It is recommended that the 2003 program begin before the end of August 2003 in order to take advantage of summer weather conditions in the area. If the sample processing and examination can be done before early October it may be possible to follow up any encouraging results before freeze up.The work program in the Lac Lavallette area would be done under spring conditions and should begin as early as possible next year.

Respectfully Submitted,

Cargill Geological Consultants

#

EXHIBIT 99.2

PROPERTY  REPORT

For

OTISH RESOURCES INC.

On

MINERAL CLAIMS IN THE LAC BAROU, AREA

NTS AREAS, 33A01

OTISH MOUNTAINS,

BAIE JAMES REGION, QUEBEC

Cargill Geological Consultants,

July 29th, 2003

BACKGROUND - SUMMARY

Otish Resources Inc. (‘OR’) has acquired by staking a 15 claim groups in NTS areas 33A01 (Lac Barou), of the Otish Mountains diamond exploration area in the Baie James region of northern Quebec. The claims were staked based on an interpretation of reprocessed Canadian government aeromagnetic survey data and they require further exploration to assess their potential to host discrete intrusives that could be similar to the diamondiferous kimberlitic bodies recently discovered in the region.

Extensive exploration in the area over the last 3-4 years has resulted in the discovery of a cluster (Renard Pipes) of potentially commercial, diamond bearing kimberlite pipe intrusions by the Ashton Canada - Soquem joint venture approximately 75 km. north and west of the OR claim groups. Several kimberlites have also been discovered in NTS area 33A11, approximately 20 km. to the west and east of the OR claims by the recent Ditem Explorations – Pure Gold Resources joint exploration program on their Tichegami Project (H1,2,3 pipes)

The OR claims cover discrete aeromagnetic anomalies that may be related to mafic or ultramafic intrusive bodies similar to kimberlite, the host rock for most primary diamond deposits worldwide. In most cases these anomalies were selected on the basis of their association with a regional group of northwest trending diabase dykes that may represent old deep fracture systems that can serve to localize the intrusion of younger intrusive bodies such as kimberlite.

The 15 claims (795ha) in NTS area 33A01 (Lac Barou), are positioned to cover such targets.

 It is of interest to note that the first discoveries of kimberlite in the region near Beaver Lake in NTS area 32P16, south and west of the OR claims, were made during the extensive uranium exploration activity that took place in the Otish Mountains area during the late 1970’s and early 1980’s.

 An exploration program comprising surface prospecting, and overburden- glacial till sampling for kimberlite indicator minerals is recommended for the OR claim group during the 2004 field season. Till samples should be carefully taken down the glacial ice transport direction from the discrete aeromagnetic targets.

All exploration data for the area reviewed for information that could be of use in kimberlite exploration.

Exploration work on the claim group in the Lac Barou Area is budgeted at  $24,750 and is planned for early 2004.

This report is written by the author based on a review of government geological and geophysical information, reports filed on SEDAR by other exploration companies operating in the area, press releases made by those companies, and discussions with colleagues having personal experience operating in the area during the 2002 field season on behalf of a number of clients.

TENURE

Otish Resources Inc. holds the claim group as staked mineral claims, under terms of the Quebec mining regulations. They are in good standing  July 17th 2005 ( Lac Barou Area) respectively. The claims were acquired from an independent staker who map designated them through the Quebec GESTIM System, and are subject to a 2 ½ percent Net Mineral Royalty payable on commercial production (of which 1 ½ percent can be purchased for $1.0 million within 12 months from commencement of commercial production) and certain expenditure commitments. The claims each require $785 dollars worth of eligible assessment work expenditures to be made and filed in the first two years after the claims have been map designated.  A list of claim numbers and expiry dates is attached to the rear of this report.

No exploration work has been conducted by Otish Resources Inc. on the claims as of the date of this report. There are no known mineral resources or reserves on the claim groups.

LOCATION AND ACCESS

The OR claim group is located in the Baie James area of northern Quebec approximately 300 km. north of the town of Chibougamau. Extensive hydroelectric power development has taken place in the region over the past 30 years. The La Grande River (LG-2, LG-4) power development access road system passes approximately 180 km. to the north and west of the OR claim area, and there is a winter road to the former producing Eastmain Mine site (now owned by Campbell Resources) which passes through the area within 5km of the OR - Lac Barou area claims.

There is also a 900 metre useable airstrip at the Eastmain mine site and full facilities are available there to service conduct exploration programs. In 2002 the site was operated by Roscoe Postle Associates, Geological Consultants, to conduct exploration programs on behalf of a number of clients.

The Eastmain River  system trends northeasterly through the region to the north of the OR claim area and also provides access to the area with float equipped aircraft.

Access  internally in the area is via helicopter or float equipped aircraft. Chibougamau, or Mistassini Post to the south  provide the nearest supply bases for provisions, fuel, and other logistics support. Float equipped aircraft are available for seasonal charter from Temiscamie, approximately 150 km to the southwest, Lac Polaris ( on the La Grande LG-4  road system) 200 km. to the northwest, and at LG-2 300 km. to the  west, or from  Mistassini/Chibougamau. Scheduled air service from Montreal and elsewhere in Quebec is available into Chibougamau, and Radisson (LG-2).

Wheel equipped aircraft up to DC-3 size can use the Eastmain airstrip and helicopters are available for casual or longer term charter from Chibougamau, Polaris or bases elsewhere in Quebec.

The Eastmain Mine access road is proposed for sequential  upgrading to all weather status, beginning at the southern end,  during the next 2-3 years  in order to salvage the  timber along the route which was damaged during the extensive forest fires that burned much of the area during the summer of 2002.

TERRAIN / TOPOGRAPHY / WEATHER

The area is characterized by typical boreal forest, and typical Canadian Shield terrain resulting from recent glacial retreat and disrupted drainage patterns. These are crossed by major northeast trending river courses such as the Eastmain system and its tributaries draining into James Bay. Recent and past forest fires have destroyed spruce, pine and birch tree stands and left many open scarred areas. Lakes are often shallow and rocky. There are numerous flat open, wet areas of peat (string bog) and southwest trending esker (glacial melt water river bed) systems. Elevations vary from over 1100 metres in the Otish Mountains to the south of the main diamond exploration areas to an average of approximately 400-500 metres in the lower areas to the north and west.

Terrain is rolling and hummocky in the areas of the OR claims with average elevations of about 450 –500 metres.

Local weather is highly variable with most systems moving across the area from James Bay to the west-southwest. The summer field season usually begins in late May and ends in October. All season exploration activities including during the spring break up and autumn freeze up periods can be operated using the Eastmain airstrip for logistics support, and helicopters for internal operations.

EXPLORATION HISTORY

Various parts of the area have been explored for various commodities for the past 50-60 years.

Early base metal and precious metal prospecting activities utilized the river systems for access. Regional geological mapping and aeromagnetic surveys were completed by the mid 1960’s and basic data attracted a variety of exploration groups looking for various base  precious metals and uranium  depending on commodity cycles.  A number of copper, gold and uranium showings were discovered by these programs and the Eastmain Gold Mine, (a sulphide iron formation gold deposit) was operated briefly by MSV Resources in the mid 1990’s. It shipped ore by road to Chibougamau for custom milling , but closed in 1996-7 due to a combination of road problems ( early breakup ) and low gold prices.

More recently, since the early 1990’s when diamond exploration in Canada began to expand after the discoveries in the Northwest Territories, the central part of northern Quebec was recognized as a fundamental geologically favourable area for the occurrence of commercial primary diamond deposits hosted in kimberlitic intrusions. The area is part of the geologic region known as the Superior Craton ( a geologically very old area of thick stable crustal rocks representing the core of part of the north American continent). Empirical observations about the occurrence of commercial kimberlite hosted diamond deposits worldwide indicate that cratons host the majority of commercial primary diamond deposits, and such areas are prime areas for exploration for such deposits. The Superior Craton is the largest craton in the world .

Based on this knowledge,  a number of major diamond exploration groups (BHP Billiton, Ashton Canada, Soquem, De Beers, and a few junior exploration companies, Majescor, Ditem etc.) began regional sampling programs for diamond indicator minerals programs in various parts of northern Quebec in the mid to late 1990’s. The kimberlite discovery at Beaver Lake by Uranerz during the uranium exploration period in the early 1980’s was clear evidence of potential for the region and the new evaluation of this area by Ditem and ongoing regional work by the majors in the mid 1990’s eventually  lead to the subsequent discoveries of diamond bearing kimberlite bodies in several areas including the promising discovery (by the Ashton Canada - Soquem joint venture)  of the Renard kimberlite clustre  near Lac Emmanuel in NTS area 33A16 to the north of the OR claim areas.

Following the announcement of the discovery of diamonds in the initial tests of the Renard kimberlitic bodies, a major ‘staking rush’ took place in the area in late 2001 and early 2002. Many junior exploration companies acquired either large contiguous claim groups or smaller isolated blocks covering airborne magnetic anomalies or areas that were selected using other geologic or geophysical criteria. Majescor Resources, a Quebec based exploration company and major landholder in the area entered into a joint venture with BHP Billiton Diamonds on claim areas which surrounded the Renard  discoveries, and a drill program was undertaken by BHP  in the late winter and early spring of 2001. The program failed to find any kimberlites and this, coupled with disappointing results by Majescor on its high profile Wemindji kimberlite project 400 km. west of the Otish area, led to a  diminished interest by the investment community in financing new work by the other Juniors holding claims in these areas.

A number of companies persisted however and indicator mineral sampling programs, airborne geophysical surveys and drilling were undertaken by several companies and joint ventures. These included Ditem and the Ditem - Pure Gold joint venture , Melkior Resources, the Majescor- Canabrava joint venture , Dios Exploration, Gold Summit Mines, Stratabound Resources, Sparton Resources, Consolidated Thompson Lundmark Gold Mines, and Bard Ventures. Three new kimberlite pipes were found during 2002 and early 2003 by the Ditem - Pure Gold  joint venture and Ditem (H1, H2, H3 pipes) these are located about 20 km. north of the original Beaver Lake discovery , and 70 km. south of the Renard cluster.

With continued encouragement being reported by Ashton on diamond testing of the Renard pipes more exploration is expected to take place in 2003. Recently Dios Exploration announced a joint venture with De Beers Canada on its claim areas located between the Renard and Beaver Lake pipe clusters. A number of other companies are expected to conduct exploration programs in the region this summer.

Detailed information about the diamond exploration activities of several of these companies in the Otish Mountains Area, can be found in the SEDAR regulatory filings submitted by these organizations.

REGIONAL GEOLOGY

The central part of the region is underlain by dominantly migmatitic  gneisses of granitic or granodioritic composition , with a synformal belt of supracrustal metavolcanic and metaedimentary rocks trending easterly  through the NTS Areas 33A7,8, and 23D5, 12.

To the south, the Otish Mountains are underlain by Proterozoic continental clastic sediments of the Peribonka and Indicateur Formations of the Otish Group, These rocks, and the unconformity at their lower contact with the Archaen  gneisses were the historic targets for uranium exploration. The Marc Andre Uranium occurrence in the Lac Laparre area is hosted in the faulted contact zone between gabbro and sediments of the Indicateur Formation.

Base metal and Precious exploration programs have historically focussed on the greenstone areas ( Eastmain Gold  deposit) and  there is a large low grade copper occurrence in the northeast corner of NTS area 33A3 ( Windy Mountain deposit) . A number of lenticular ultramafic bodies ( periditotite and pyroxenite)  are associated with the south margin of the greenstone area and have been targets for  copper – nickel exploration. Several of these bodies occur in The Lac Lavallette area  to the west of the OR claim blocks.

A number of northwest trending Proterozoic diabase dykes trend through the area, and have been mapped or can be seen on aeromagnetic maps.  There is also geophysical evidence of a conjugate set of northeasterly trending diabase dykes and possibly a north trending  set of these younger bodies as well.  The occurrence of the strong deep seated structures that host these dykes is favourable for kimberlite emplacement , and is an empirical association with many productive kimberlite areas in Canada, Siberia, and Africa. One strong northwest trending dyke trends through the Lac Barou area near the OR claims, and the projected extension of a similar feature passes southeasterly through the Lac Laparre area as well.

All of the known important kimberlite occurrences found to date in the region are thought to occur in gneissic terrain.

OR CLAIMS, GEOLOGY / MINERALIZATION

The OR claims in the Lac Barou Area (NTS 33A01)  are underlain by migmatitic gneisses of granitic or granodioritic composition. A strong northwest trending diabase dyke trends through the area and the government airborne data shows a number of apparently discrete magnetic anomalies near this dyke, some of which have been covered by the OR claims. These are the targets for the recommended exploration program outlined below. There are also a number of mafic or ultramafic bodies mapped in the area and these should be checked for correct lithologic identification. Two kimberlite pipes , H-1, H-2 were found in 2002, approximately 20 km northwest of the OR claims, in the Lac Lavallette area by PureGold Resources and Ditem Explorations on their joint ventured Tichegami project. They were not found to be significantly diamondiferous. These may be related to a northwest trending structure which passes through  the OR claims, and could host other pipes. The Beaver Lake kimberlite , is located about 20 km to the southwest of the OR claims in 33A01. It was the first kimberlite found in the region and attracted much of the early exploration attention.  t is presently held by Ditem Explorations . Several small diamonds have been recovered from this occurrence. It is significant that kimberlites usually occur in clusters of pipes around the world , and the average diameter of a cluster is about 50 km. the OR claim group is positioned within the area of a possible cluster of pipes having the H1, H2, and Beaver Lake pipes centrally located within the cluster.

There are a number of discrete aeromagnetic anomalies seen on the government data which are covered by the OR claims in the Lac Barou area.

No other  mineral occurrences are reported from the immediate OR claim area, with the exception of the “Marc-Andre” uranium occurrence on the claims in the Lac Laparre area in NTS 23D04, and the H1.H2 and Beaver Lake kimberlites in NTS areas 33A01 and 32P16

There are no known mineral reserves or resources on the OR claims.

RECOMMENDED EXPLORATION PROGRAM AND BUDGET

A program of glacial till sampling the aeromagnetic anomalies in each of the claim areas is recommended.

Till samples should be taken is a pattern covering a 180 degree arc centred on an azimuth of approximately 200 degrees, in order to cover the locally variable glacial transport direction. Where possible, 3-5 samples spaced approximately 100 metres apart should be positioned to cover an area 200-300 metres down ice from the magnetic target. Samplers should select sites to attempt to retrieve primary, (basal) locally derived, till material as far as possible and examine local rock fragments in the glacial debris for evidence of magnetic lithologies that could be the source for the aeromagnetic features. The area is locally characterized by a hard, iron oxide cemented gravel layer just below the surface organic soil material and this layer must be fully penetrated in the sample pits to access proper glacial till material.

The till samples should be processed using conventional techniques by a reputable laboratory to produce heavy mineral concentrates in the size range plus 0.25 mm and minus 1.0 mm. These correspond to standard mesh sieve sizes of approximately plus 60 mesh and minus 10 mesh. The heavy mineral concentrates should be examined by a trained mineralogist capable of identifying kimberlitic indicator minerals. These mineral grains if found should be extracted form the concentrates and sent to a reputable laboratory for microprobe analysis and confirmation of possible kimberlitic origin.

Based on a preliminary examination of the aeromagnetic data there are approximately 6-8 anomalous targets that should be prospected and sampled. This work could be easily completed in a 10day period working out of the Eastmain mine site and using a chartered helicopter. A two person crew (geologist and assistant) would be required.

A separate budgets are submitted for the Lac Barou property area and consists of recommended expenditures of  $24,750 as follows:

BUDGET BREAKDOWN

 – Lac Barou Claims

Mobilization-Demob. Share

--$2000

Geologist, 10 days @ $400

--$4000

Assistant, 10 days @$150

--$1500

Helicopter charter, 4.0 hours @$1100.00 per hour

--$4400

Accommodation, food, etc 12 man days @$150

--$1800

Sample processing, mineralogy, 16 samples @ $250

--$4000

Microprobe analyses, assaying

--$1750

Report writing , supervision,

--$4200

Miscellaneouis Supplies , sample bags,

--$1100

Total Lac Barou claims = $24,750(2004 Program)

It is recommended that the Lac Barou area 2004 program begin as early as possible in 2004 in order to take advantage of summer weather conditions in the area. If the sample processing and examination can be done before early October it may be possible to follow up any encouraging results before freeze up.

Respectfully Submitted,

Cargill Geological Consultants

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OTISH RESOURCES INC.

CLAIM LIST LAC BAROU AREA, NTS 33A01

REGISTRATION NUMBER 50963

CELL                                              COLUMN                                           AREA ha.

0004

0047

53.04

0004

0048

53.04

0004

0049

53.04

0004

0050

53.04

0005

0047

53.03

0005

0048

53.03

0005

0049

53.03

0005

0050

53.03

0005

0051

53.03

0006

0049

53.02

0006

0050

53.02

0006

0051

53.02

0007

0049

53.01

0007

0050

53.01

0007

0051

53.01

TOTAL = 15 CLAIMS, 795 ha.

All claims designated on Quebec GESTIM system, July 17 , 2003.

Final registration numbers awaited from Quebec MRN, and not available as of 29th July 2003.

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EXHIBIT 99.3

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